Exhibit 10.16

INDUSTRIAL LEASE

BACKLOT BURBANK

Between

PSIP SN BURBANK LLC

as

Landlord

and

MUSCLEPHARM CORPORATION

as

Tenant

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TABLE OF CONTENTS
(continued)

EXHIBITS TO LEASE

“A-1”	PREMISES AND PROJECT DEPICTION

“A-2”	PARKING PLAN

“B”	DESIRED IMPROVEMENTS

“C”	TENANT INSURANCE REQUIREMENTS

“D”	INDEPENDENT CONTRACTOR INSURANCE REQUIREMENTS

“E”	EXTENSION OPTIONS

“F”	BACKLOT BURBANK RULES AND REGULATIONS

“G”	APPROVED SIGNAGE

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INDUSTRIAL LEASE

BASIC LEASE TERMS

a.	Reference Date:	This Lease (“Lease”) is dated for reference purposes only as of August 4, 2017

b.	Tenant:	MusclePharm Corporation, a Nevada corporation

	Address for Notices (Section 22):	To the Premises Attention: Ryan Drexler Telephone: 310-922-2000 Facsimile: 800-490-7165 Email: ryandrexler@ymail.com with a copy to:
Kasowitz Benson Torres LLP 1633 Broadway New York, New York 10019 Attention: Adam M. Endick, Esq. Telephone: 212-506-1837 Facsimile: 212-835-5249 Email: aendick@kasowitz.com

c.	Guarantor:	None
d.	Landlord:	PSIP SN Burbank LLC, a Delaware limited liability company
Address for Notices (Section 22):
PSIP SN Burbank LLC
c/o Penwood Real Estate Investment Management, LLC
One Financial Plaza, 12th Floor
755 Main Street
Hartford, CT 06103
Attention: Karen Nista and Joseph Koziol
Telephone: 860-218-6533 and 860-218-6532
Facsimile: 860-218-6540
Email: Karen.Nista@penwoodre.com and
Joseph.Koziol@penwoodre.com

with a copy to:
PSIP SN Burbank LLC c/o SN Burbank, LLC 901 Dove Street, Suite 225 Newport Beach, CA 92660 Attention: Lonnie Nadal Telephone: 949-752-4100 Facsimile: 949-752-4101 Email: lnadal@snrinvestors.com

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e.	Tenant’s Use of Premises (Section 6):
General office and industrial/warehouse and showroom use for the purpose of receiving, storing, displaying and shipping products, materials and merchandise made and/or distributed by Tenant and private fitness studio use for professional athletes who are either employees of Tenant or paid endorsers of Tenant’s products, and related legal uses.

f.	Leased Premises (Section 1.1):
That certain building containing 27,226 rentable square feet, located at 4400-4404 Vanowen Street, Burbank, California (the “Building”), located within the Project (as defined below) having a street address of 4100-4210 W. Vanowen Place and 2303-2333 N. Valley Street, Burbank, California.

g.	Total Project Area (Section 3.3):	302,869 rentable square feet
h.	Tenant’s Pro Rata Share (Section 3.3):	8.99%; provided, however that Tenant’s Pro Rata Share of Real Property Taxes only shall be 58.44%
i.	Term of Lease (Section 2):
The term of this Lease shall be five (5) years and zero (0) months (plus any partial month for any period between the Term Commencement Date and the first day of the next month if the Term Commencement Date is not the first day of a calendar month) (the “Original Term”), subject to extension as provided in Exhibit “E” attached hereto and incorporated herein. “Term” shall mean the Original Term and any extensions or renewals thereof.

Term Commencement Date (Section 2):		October 1, 2017
j.	Base Monthly Rent	Base Monthly Rent shall be the following amounts for the following
(Section 3.1):		periods of time:

Months Base Monthly Rent
$1–1236,400.00
$13–2437,495.00
$25–3638,620.00
$37–4839,775.00
$49–6040,970.00

k.	Initial Estimate of Additional Rent for Common Area Operating Expenses (Section 3.3)	$6,265.00 per month, subject to annual reconciliation (see Section 3.3). This Lease shall be a triple net lease.
l.	Prepaid Rent (Section 4): (payable upon Lease execution, which shall include Base Monthly Rent and Additional Rent forCommon Area Operating Expenses)	$42,665.00
m.	Security Deposit (Section 5): (payable upon Lease execution)	$75,000.00
n.	Parking (Section 9):	Exclusive right to use all of the in-common, unreserved passenger automobile parking spaces as depicted on Exhibit “A-2” as more fully set forth in Section 9.
o.	Exhibits:	Exhibits lettered “A-1” through “G” are attached hereto and made a part hereof

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MULTI-TENANT INDUSTRIAL LEASE

1.
PREMISES.

1.1 Landlord leases to Tenant the premises described in the Basic Lease Terms and in Exhibit “A-1” (the “Premises”), which is a part of a project consisting of twelve (12) buildings designated as buildings 1 through 12 (including the Building), together with use of the land on which such buildings are located, including the driveways, parking facilities, loading dock areas, roadways and all other improvements and easements associated with the foregoing or the operation thereof as depicted on Exhibit “A-1” (the “Project”). For purposes of this Lease, the terms “Premises” and “Building” shall have the same meaning and may be used interchangeably. Tenant acknowledges that access to the side and rear areas outside the Building shall be via an electronic security gate that is shared with two other tenants of the Project, and Landlord shall provide cards for Tenant’s employees to operate the gate. Upon full execution of this Lease and delivery by Tenant to Landlord of the Prepaid Rent set forth in the Basic Lease Terms, the Security Deposit and evidence of insurance required under this Lease, Tenant may occupy the Premises prior to the Term Commencement Date (the “Early Occupancy Period”) for the sole purposes of installing the Desired Improvements (as defined in Section 12 below) and Tenant’s furniture, fixtures and equipment; provided, however, that access to, and use and occupancy of, the Premises by Tenant prior to the Term Commencement Date shall be subject to all of the provisions of this Lease other than payment of rent.By entry on the Premises, Tenant acknowledges that it has examined the Premises and accepts the Premises in their present, as-is condition subject only to the following: On the Term Commencement Date, Landlord shall deliver to Tenant possession of the entire Premises vacant, broom-clean and free and clear of all tenants and occupants, and Landlord shall remedy, at Landlord’s sole cost and expense, any failure of (i) the electrical, plumbing and/or lighting systems serving the Premises, (ii) the heating, ventilating and air conditioning system servicing the office area of the Premises, and/or (iii) roof or the loading doors in the Premises to be in good working order, condition and repair, so long as (a) such failure is not the result of any acts or omissions of Tenant or any of its employees, agents, contractors or representatives (including, without limitation, any Alterations of the Premises by or on behalf of Tenant, including, without limitation, the Desired Improvements), provided that such failure shall not be considered to be the result of any acts or omissions of Tenant to the extent it is merely discovered by Tenant absent misuse or alteration of the item in question, and (b) Tenant, acting reasonably and in good faith, specifically identifies and describes such failure in a written notice together with reasonable supporting documentation delivered to Landlord within forty-five (45) days after the Term Commencement Date of this Lease (the “Warranty Period”), it being understood that, except for any items so identified and described by Tenant during the Warranty Period, the Building, the Premises and all such systems shall be conclusively deemed to have been delivered in compliance with all applicable Laws and in good working order, condition and repair. In addition, Landlord intends to replace the roof membrane on the Building prior to the Term Commencement Date at Landlord’s sole cost and expense.

1.2 Tenant and Tenant’s employees, suppliers, shippers, customers and invitees, during the Term of this Lease shall have the nonexclusive right to use the Common Areas with other present and future tenants in the Project, and subject to the rules and regulations attached as Exhibit “F” hereto and to other reasonable rules and regulations which Landlord may deem advisable for the Common Areas (including without limitation the hours during which they are open for use, provided Tenant and its employees, agents, and all other permitted invitees and permitted licensees shall have access and the right to operate out of the Building twenty-four (24) hours a day, seven (7) days a week, three hundred and sixty-five (365) days a year (or, if applicable, three hundred and sixty-six (366) days a year)). The term “Common Areas” means all areas and facilities outside the Premises and/or exterior boundaries of the Project that are provided and designated by Landlord from time to time for the general use and convenience of Tenant and other tenants of the Project and their respective employees, agents, representatives, invitees and licensees. The Common Areas shall include, without limitation, the common roadways, sidewalks, walkways, parkways, parking areas, driveways and landscaped areas and similar areas and facilities in the Project which are made available for the use or benefit of all Project tenants and their invitees and other visitors.

1.3 Landlord reserves the right from time to time without unreasonable interference with Tenant’s use or access to the Building: (a) to make changes to the Common Areas and any components thereof, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; (b)

to temporarily close or designate for other uses any of the Common Areas for purposes of improvement, maintenance or repair, so long as reasonable access to the Premises remains available; (c) to designate other land outside the boundaries of the Project and other buildings to be a part of the Common Areas; (d) to add additional improvements to the Common Areas or the Project; (e) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Building or the Project, or any portion thereof; and (f) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas, the Building or the Project as Landlord may, in the exercise of sound business judgment, deem to be appropriate.

2. TERM. The Original Term of this Lease is for the period set forth in the Basic Lease Terms, beginning on the Term Commencement Date. If Landlord, for any reason, cannot deliver possession of the Premises to Tenant on the Term Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss, damage or liability resulting from such delay. However, provided such delay is not caused by Tenant, Tenant shall not be responsible for payment of Rent until the Term Commencement Date. For purposes of this Lease, a “Lease Year” shall consist of twelve (12) consecutive calendar months. The first Lease Year shall begin on the Term Commencement Date or, if the Term Commencement Date does not occur on the first day of a calendar month, on the first day of the calendar month next following the Term Commencement Date. Each succeeding Lease Year shall commence on the annual anniversary of the first Lease Year.

3. RENT. Base Monthly Rent and additional rent for Operating Expenses and other charges, fees and payments due to Landlord (“Additional Rent”) are sometimes collectively referred to in this Lease as “Rent.”

3.1 Base Rent. Beginning on the Term Commencement Date, Tenant shall pay Landlord monthly base rent in the initial amount in the Basic Lease Terms which shall be payable monthly in advance on the first day of each and every calendar month (“Base Monthly Rent”) provided, however, Prepaid Rent is due and payable upon execution of this Lease as and to the extent set forth in Section 4 below.

For purposes of Section 467 of the Internal Revenue Code, the parties to this Lease hereby agree to allocate the stated rents, provided herein, to the periods which correspond to the actual Rent payments as provided under the terms and conditions of this Lease.

3.2 Rental Adjustments. The Base Monthly Rent shall be adjusted as and to the extent set forth in the Basic Lease Terms.

3.3 Additional Rent for Operating Expenses. The purpose of this Section 3.3 is to ensure that Tenant bears a share of all expenses related to the use, maintenance, ownership, repair or replacement of the Project, including Real Property Taxes, Maintenance Fees, and Insurance Charges for the Project (each as hereinafter defined). Accordingly, Tenant shall pay to Landlord, in accordance with the provisions of this Section 3.3, Tenant’s Pro Rata Share (as set forth in the Basic Lease Terms and defined below) of Operating Expenses (defined below).

3.3.1            Definitions.

(a) Operating Expenses Defined.

(i) Operating Expenses. “Operating Expenses” means all expenses and disbursements that Landlord incurs in connection with the ownership, operation, and maintenance of the Project, determined in accordance with sound accounting principles consistently applied, including but not limited to the following costs: (1) wages and salaries of all on-site employees engaged in the operation, maintenance or security of the Project (together with Landlord’s reasonable allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or security of the Project), including taxes, insurance and benefits relating thereto; (2) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project; (3) cost of all utilities including electricity, fuel, gas, water, sewer, and other service for the Project and all portions thereof; (4) the cost of mechanical, electrical and telecommunications rooms and other areas used for the benefit of the Project or tenants of the Project generally, as reasonably determined by Landlord; (5) repairs, replacements, and general maintenance of the Project; (6) refuse collection/removal and maintenance of refuse receptacles; (7) gardening, including planting, replanting and pruning of landscaping; (8) pest control; (9) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, and security of the Project (including alarm service and window cleaning); (10) property management fees including management fees paid to Landlord if Landlord elects to self-manage the Project (in any case, not to exceed three percent (3%) of gross revenues from the Project); (11) costs of professional services, including but not limited to managers, attorneys and accountants, rendered for the general benefit of the Project; (12) Insurance Charges, as hereinafter defined, and any other insurance; (13) intentionally omitted; (14) costs of permits and licenses for the Project; (15) Real Property Taxes, as hereinafter defined, for the Project; (16) Maintenance Fees, as hereinafter defined, that are assessed by any owner’s association or similar body against the Project and all or any portions thereof; and (17) costs for improvements made in order to comply with any law.

(ii) Capital Expenditures. To the extent any Operating Expenses are considered capital expenditures, such capital expenditures shall be amortized over their useful life (as reasonably determined by Landlord), but in any event not to exceed ten (10) years, using Landlord’s actual cost of funds.

(iii) Operating Expense Exclusions. Notwithstanding anything in this Lease to the contrary, Operating Expenses shall not include the following: (1) interest, amortization or other payments on loans to Landlord, finance and debt services fees, principal and/or interest on debt or amortization payments on any mortgage; (2) depreciation allowance or expense, expense reserves and other non-cash items; (3) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (4) leasing commissions, attorneys’ fees, disbursements, and other costs and expenses incurred in procuring prospective tenants, negotiating and executing leases, and constructing improvements required solely to prepare for a new tenant’s occupancy; (5) ground lease rental; (6) salaries of officers, executives and partners of Landlord; (7) Landlord’s general corporate overhead and general administrative expenses; (8) advertising and promotional expenditures, and costs of signs in or on the Premises identifying the owner of the Premises; (9) costs arising from Landlord’s charitable or political contributions; (10) costs (including in connection therewith all attorney’s fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with Landlord and/or the Premises, except to the extent such claims, disputes or potential disputes (i) relate to or arise in connection with Tenant’s obligations under this Lease or any acts or omissions of any of the Tenant’s Parties or (ii) are reasonably anticipated to benefit Tenant; (11) costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Premises, including partnership or corporate accounting and legal matters, costs of defending any lawsuits with any mortgagee (except to the extent such lawsuits (i) relate to or arise in connection with Tenant’s obligations under this Lease or any acts or omissions of any of the Tenant’s Parties or (ii) are reasonably anticipated to benefit Tenant), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Premises, costs of any disputes between Landlord and its employees (if any) not engaged in Premises operation, disputes of Landlord with Premises management; (12) any entertainment, dining or travel expenses for any purpose; (13) attorneys’ fees, costs, disbursements and other expenses incurred in connection with negotiations or disputes with prospective tenants, preparation of deal memos, letters of intent, leases, subleases and/or assignments (except as may relate to a proposed Transfer), or associated with the defense of Landlord’s title to or interest in the Premises or any part thereof, except to the extent such defense (i) relates to or arises in connection with Tenant’s obligations under this Lease or any acts or omissions of any of the Tenant’s Parties or (ii) is reasonably anticipated to benefit Tenant; and (14) profits paid to Landlord or to subsidiaries or affiliates of Landlord for goods and/or services in the Premises to the extent the profit exceeds the costs of such goods and/or services rendered by unaffiliated third parties on a competitive basis for similar projects.

(b) Insurance Charges Defined. “Insurance Charges” means the cost of the following insurance:

(i) All Risk Insurance. All Risk insurance insuring the Project (other than the Tenant’s inventory, trade fixtures, Alterations (defined below)) against loss or damage by
(a) fire, sprinkler damage, vandalism, terrorism and all other perils customarily covered under an All Risk policy, (b) earthquake, (c) at the election of Landlord in its discretion, flood, and (d) such other perils or risks, insurance against which is required by a Lender from time to time, or which Landlord determines is customarily carried in comparable projects, in each case in an amount equal to their full replacement cost, less such deductibles as Landlord shall determine. “Lender” for all purposes under this Lease shall mean any lender having a secured interest in the Premises or in any portion thereof and any purchaser who purchases or otherwise acquires the Premises at any foreclosure sale, through deed in lieu of foreclosure or similar conveyance;

(ii) Public Liability Insurance. Public liability and property damage insurance with respect to the Project with limits in such amounts as Landlord shall determine;

(iii) Other. Such other insurance coverage with respect to the Project as shall be required from time to time by any Lender or as shall be determined by Landlord to be customarily carried with respect to comparable projects.

(c) Maintenance Fees Defined. “Maintenance Fees” means all maintenance fees and other assessments that are assessed by any owner’s association or any similar body against the Project or portions thereof.

(d) Real Property Taxes Defined. “Real Property Taxes” means (i) any and all forms of tax, assessment, license fee, excise, bond, levy, charge or imposition (collectively referred to herein as “Taxes”), general, special, ordinary or extraordinary, imposed, levied or assessed against the Premises or Project or any interest of Landlord in the same, by any authority or entity having the direct or indirect power to tax, including without limitation, any city, county, state or federal government, or any fire, school, redevelopment, agricultural, sanitary, street, lighting, security, drainage or other authority, political subdivision or improvement district thereof, (ii) any Tax in substitution, partially or totally, of any Taxes now or previously included within the definition of Real Property Taxes, including without limitation, those imposed, levied or assessed to increase tax increments to governmental agencies, or for services such as (but not limited to) fire protection, police protection, street, sidewalk and road maintenance, refuse removal or other governmental services previously provided without charge (or for a lesser charge) to property owners and/or occupants, (iii) any Taxes allocable to the Premises or Project or any Rent or Operating Expenses payable hereunder, including without limitation, any gross receipts tax or General Excise Tax on the receipt of such Rent or upon the possession, leasing, operation, maintenance, repair, use or occupancy by Tenant or Landlord of the Premises or Project or Operating Expenses, and (iv) any Taxes on the transfer or a transaction directly or indirectly represented by this Lease, by any subleases or assignments hereunder, by any document to which Tenant is a party, creating or transferring (or reflecting the creation or transfer) of an interest or estate in the Premises or Project or in Tenant or Landlord. Real Property Taxes shall not include any general franchise, income, estate or inheritance tax imposed on Landlord. Tenant shall have the right, at Tenant’s sole cost and expense, to contest the assessed amount of Real Property Taxes, provided: (1) Tenant delivers to Landlord written notice of Tenant’s desire to contest the assessment amount and Landlord does not notify Tenant within ten (10) business days thereafter that Landlord will undertake contest; (2) any such contest shall be undertaken either through tax counsel licensed with the California State Bar or through a real property tax consultant approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed; (3) any such contest shall be coordinated with any contest then being undertaken or planned by Landlord; (4) Tenant shall cooperate and coordinate with any other tenants of the Project whose premises are part of the tax parcel that is the subject of any such contest; and (5) Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless against and from any and all Claims (as hereinafter defined) arising from or related to any contest of Real Property Taxes initiated by or on behalf of Tenant.

(e) Tenant’s Pro Rata Share Defined. “Tenant’s Pro Rata Share” is the percentage number representing from time to time a fraction, the numerator of which is the number of rentable square feet contained in the Premises, and the denominator of which is the number of rentable square feet contained in the Project; provided, however, that “Tenant’s Pro Rata Share” with respect to Real Property Taxes only is the percentage number representing from time to time, a fraction, the numerator of which is the number of rentable square feet contained in the Premises and the denominator of which is 46,586, which is the number of rentable square feet contained in the tax parcel on which the Building is located. Landlord and Tenant stipulate that the number of rentable square feet in the Premises and Tenant’s Pro Rata Share set forth in the Basic Lease Terms are conclusive and shall be binding upon them; provided, however, that if Landlord should sell any portion of the Project or otherwise add or subtract building square footage to or from the Project, Tenant’s Pro Rata Share shall be adjusted accordingly. Based on Tenant’s Pro Rata Share as set forth in the Basic Lease Terms, the initial estimate of Additional Rent for Operating Expenses is set forth in the Basic Lease Terms.

(f) Exceptions. From time to time Landlord may make arrangements with one or more tenants to handle separately all or a portion of some element or elements of Operating Expenses. In such case, costs incurred with respect to such element or elements as to such tenants shall not be included in Operating Expenses, and Tenant’s Pro Rata Share of each such element (to the extent the costs of which is not entirely borne by the other tenants with whom the arrangement is made) shall be calculated as the percentage number representing a fraction, the numerator of which is the number of rentable square feet of space contained in the Premises and the denominator of which is the number of rentable square feet of space contained in the Project which are not subject to any such separate arrangement.

3.3.2 Procedures. Tenant shall pay to Landlord Tenant’s Pro Rata Share of Operating Expenses. Landlord shall endeavor to deliver to Tenant by April 1 following the end of each calendar year in which any part of the Term occurs (each, an “Operating Year”), a reasonable written estimate of Tenant’s Pro Rata Share of the projected Operating Expenses for the subsequent Operating Year (“Estimated Statement”). If, however, Landlord shall furnish an Estimated Statement subsequent to the commencement of any such Operating Year, then until the first day of the month following the month in which such Estimated Statement is furnished to Tenant, Tenant shall pay to Landlord on the first day of each month an amount equal to the monthly sum payable by Tenant to Landlord under this Section 3.3.2 in respect of the last month of the preceding Operating Year. Tenant shall pay to Landlord such estimated Tenant’s Pro Rata Share in equal monthly installments, in advance on the first day of each month, and Landlord shall endeavor to submit to Tenant by April 1 following the end of each such Operating Year, a statement showing in reasonable detail the actual Operating Expenses during such period (“Actual Statement”), and the parties shall make any payment or allowance necessary to adjust Tenant’s estimated payments to the actual Tenant’s Pro Rata Share of Operating Expenses for such period as indicated by the Actual Statement. Any payment due Landlord shall be payable by Tenant within thirty (30) days after receipt by Tenant of an invoice therefor from Landlord. Any amount due Tenant shall be credited against installments next becoming due from Tenant to Landlord under this Lease. Despite the expiration or early termination of this Lease, when the final determination is made of Tenant’s Pro Rata Share of Operating Expenses for the year in which the expiration or early termination occurs, Tenant shall pay on demand any adjustment due to Landlord and any amount due to Tenant shall be promptly paid by Landlord. Notwithstanding the foregoing, any amounts which would otherwise be payable hereunder but which are not included in an Actual Statement submitted to Tenant within one (1) year after the end of the Operating Year with respect to which the same is applicable, shall be deemed to have been waived.

3.3.3 Audit Rights. In the event Tenant objects in writing to any Actual Statement within sixty (60) days after receipt of such Actual Statement, then Tenant may request a meeting with Landlord to discuss its objections and, in any event, shall have the right, during the six (6) month period following delivery of such Actual Statement, at Tenant's sole cost, to review in Landlord's offices Landlord's records relevant to such Actual Statement and Landlord shall maintain and make available all records, statements and bills materially relating to and supporting the Actual Statement. Such review shall be carried out only by a nationally reputable accounting firm that is not being compensated on a contingency or other incentive basis, and shall be subject to Landlord's reasonable audit procedures. If, as of the date sixty (60) days after Tenant's receipt of such Actual Statement, Tenant shall not have objected thereto in writing, or if, during the six (6) month period following delivery of such Actual Statement, Tenant shall not have carried out a review of Landlord's records, then such Actual Statement shall be final and binding upon Landlord and Tenant, and Tenant shall have no further right to object to such Actual

Statement under this Lease. If Tenant timely delivers a written objection to an Actual Statement and, within such six (6) month period, Tenant conducts an audit and delivers to Landlord a written statement specifying objections to such Actual Statement, then Tenant and Landlord shall meet to attempt to resolve such objection within ten (10) days after delivery of the objection statement. If such objection is not resolved within such ten (10) day period, then either party shall have the right, at any time within thirty (30) days after the expiration of such ten (10) day period, to require that the dispute be submitted to binding arbitration under the rules of the American Arbitration Association. If neither Landlord nor Tenant commences an arbitration proceeding within such thirty (30) day period, then the Actual Statement in question shall be final and binding on Landlord and Tenant. Notwithstanding that any such dispute remains unresolved, Tenant shall be obligated to pay Landlord all Rent as and when due (including any disputed amount). The audit and arbitration procedures set forth herein shall be Tenant's exclusive remedy with respect to the calculation of the amount of Tenant's obligations under Section 3.3. If the result of the audit procedures and, if applicable, the arbitration procedures set forth herein is that Tenant made overpayments in excess of five percent (5%) of Operating Expenses for the year in question, Landlord shall pay for the actual and reasonable cost of the audit within thirty (30) days following receipt of Tenant’s invoice therefor. If a dispute is submitted to binding arbitration as provided above, then the prevailing party in such arbitration shall be entitled to its reasonable attorneys’ fees and other costs incurred in connection with such arbitration.

3.4 Tenant Specific Charges. Notwithstanding the provisions of Section 3.3, Additional Rent for Operating Expenses shall not include the cost for Tenant requested service calls (“Tenant Specific Charges”). Tenant Specific Charges shall be separately invoiced to Tenant and shall be paid as Additional Rent hereunder with the next installment of Rent.

3.5 Rent Without Offset and Late Charge. All Rent shall be paid by Tenant to Landlord monthly in advance on the first day of every calendar month, at the address shown in the Basic Lease Terms, or such other places as Landlord may designate in writing from time to time. All Rent shall be paid without prior demand or notice and without any deduction or offset whatsoever. All Rent shall be paid in lawful currency of the United States of America. All Rent due for any partial month shall be pro rated at the rate of 1/30th of the total monthly Rent per day. Tenant acknowledges that late payment by Tenant to Landlord of Rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Landlord by the terms of any encumbrance or note secured by the Premises. Therefore, if Rent or other sum due from Tenant is not received on the due date, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of such overdue payment. Landlord and Tenant hereby agree that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment. Additionally, all such delinquent Rent or other sums, plus this late charge, shall bear interest at the lesser of ten percent (10%) or the then maximum lawful rate permitted to be charged by Landlord (the “Default Rate”). Any payments of any kind returned for insufficient funds will be subject to an additional handling charge of Fifty Dollars ($50.00). Additionally, following any three (3) consecutive late payments of Rent, Landlord shall have the option to require that Tenant increase the Security Deposit by one hundred percent (100%).

4. PREPAID RENT. Upon the execution of this Lease and as a condition for Landlord’s benefit to the effectiveness of this Lease, Tenant shall pay to Landlord the Prepaid Rent set forth in the Basic Lease Terms. Such Prepaid Rent shall be applied toward the first month for which Rent is due for the Original Term. Landlord’s obligations with respect to the Prepaid Rent are those of a debtor and not of a trustee, and Landlord can commingle the Prepaid Rent with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the Prepaid Rent. Landlord shall be entitled to immediately endorse and cash Tenant’s Prepaid Rent.

5. SECURITY DEPOSIT. Upon execution of this Lease and as a condition for Landlord’s benefit to the effectiveness of this Lease, Tenant shall deposit the Security Deposit set forth in the Basic Lease Terms with Landlord, in part as security for the performance by Tenant of the provisions of this Lease and in part as a cleaning fee. Upon the occurrence of a Tenant Default (including expiration of any applicable notice and cure period), Landlord may use the Security Deposit or any portion of it to cure the default or to compensate Landlord for any damages sustained by Landlord resulting from Tenant’s default (including, without limitation, all rent due following Lease termination to the extent permitted by California Civil Code Section 1951.2). Within ten (10) business days after written request therefor, Tenant shall pay to Landlord a sum equal to the portion of the Security Deposit expended or applied by Landlord to maintain the Security Deposit in the amount initially deposited with Landlord. If Tenant is not in default at the expiration or termination of this Lease, Landlord shall return the entire Security Deposit to Tenant, less any accrued Rent and costs incurred to repair any damages. Landlord’s obligations with respect to the Security Deposit are those of a debtor and not of a trustee, and Landlord can commingle the Security Deposit with Landlord’s general funds. Landlord shall not be required to pay Tenant interest on the Security Deposit. Landlord shall be entitled to immediately endorse and cash the Security Deposit; however, such endorsement and cashing shall not constitute Landlord’s acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall return the Security Deposit, without any interest thereon. In no event shall Tenant be entitled to apply the Security Deposit to the last month’s rental installment due and payable under the Lease.
Tenant acknowledges and agrees that the Security Deposit may be applied towards any Rent or other sum in default or otherwise owing to Landlord by Tenant following the expiration or earlier termination of this Lease as allowed under applicable Laws, including, without limitation, Section 1950.7 of the California Civil Code and/or any successor statute. In connection therewith, Tenant hereby waives the provisions of any applicable Laws to the contrary, including, without limitation, Section 1950.7(c) of the California Civil Code and/or any successor statute.

6. USE OF THE PREMISES AND BUILDING FACILITIES. Tenant shall use the Premises solely for the purposes set forth in the Basic Lease Terms and for no other purpose without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Premises or the Project or with respect to the suitability of the Premises or Project for the conduct of Tenant’s business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises or Project, except as provided in writing in this Lease. Tenant acknowledges that Landlord may from time to time, at its sole discretion, make such modifications, alterations, deletions or improvements to the Building and/or the Project as Landlord may deem necessary or desirable, without compensation to Tenant, provided that no such necessary modifications, alterations, deletions or improvements have a material, adverse impact on Tenant’s use of or access to the Premises and no such merely desirable (but not necessary) alterations, deletions or improvements have more than a de minimis impact on Tenant’s use of or access to the Premises. Tenant shall promptly comply with all federal, state and local laws, statutes, ordinances, orders and regulations, now or hereinafter enacted, affecting the Premises and the Project, including, without limitation, The Americans with Disabilities Act of 1990 (42 U.S.C. Section 1211 et seq.) and regulations and guidelines promulgated thereunder as all of the same may be amended and supplemented from time to time (collectively, the “ADA”), and Title 24 of the California Code of Regulations and any amendments thereto (collectively, “Laws”), and the rules and regulations attached to this Lease as Exhibit “F” and to any reasonable modifications to these rules and regulations as Landlord may adopt from time to time. To the extent of any inconsistency between the terms and conditions of this Lease and the terms and conditions of such rules and regulations, the terms and conditions of this Lease shall control. Notwithstanding any factors developed by the courts as a means of allocating the obligation to make alterations to the Premises and/or the Project in order to comply with present or future applicable laws, ordinances or regulations, it is the intention of the parties that such obligations are those of Tenant. Landlord makes no representation or warranty as to the compliance of the Premises and/or the Project with the ADA. The parties hereby agree that: (a) Tenant shall be responsible for ADA Title III compliance in the Premises, including any tenant improvements or other work to be performed in the Premises under or in connection with this Lease, and (b) Landlord may require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III “path of travel” requirements triggered by any tenant improvements or alterations to the Premises, or as a result of Tenant’s use of the Premises, if so required in writing by an applicable governmental authority. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees. Nothing in Section 29.18 below shall in any way alter the allocation of responsibility for compliance with Laws, including, without limitation, the ADA, set forth in this Section 6. Tenant shall not do or permit anything to be done in or about the Premises or bring or keep anything in the Premises that will in any way increase the premiums for fire or casualty insurance carried by other tenants in the Project, or subject Landlord to a claim of damages or liability arising from hazardous or toxic waste or by-products associated with or arising from Tenant’s use of the Premises and/or the Project. Tenant shall comply with all rules, orders, regulations, and requirements of any local Fire Rating Bureau or any other organization performing a similar function. Tenant shall, within thirty (30) days after written request therefor, reimburse Landlord for any additional insurance premium charged by reason of Tenant’s failure to comply with the provisions of this Section 6. Tenant will not perform any act or carry on any practice that may injure the Premises or the Project that may be a nuisance or menace to other tenants in the Project; or that shall in any way interfere with the quiet enjoyment of such other tenants. If sound or vibration insulation is required to muffle noise produced by Tenant on the Premises, or ventilation and/or insulation is required to remove fumes generated by Tenant, Tenant at its own cost shall provide all necessary insulation and/or ventilation. Tenant shall not do anything on or about the Premises which will overload any existing parking or service to the Premises.

7. SIGNAGE. All signage shall be at Tenant’s sole cost and expense, shall comply with the City of Burbank sign ordinance and all other applicable Laws. No exterior signage shall be erected by Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed; provided that, subject to the immediately preceding sentence, Landlord hereby approves the exterior signage shown on Exhibit “G” hereto. Tenant shall place no window covering (e.g., shades, blinds, curtains, drapes, screens, tinting material or security bars), stickers, signs, lettering, banners or advertising or display material on or near exterior windows or doors if such materials are visible from the exterior of the Premises, without Landlord’s prior written consent; provided, however, interior white vertical blinds shall be permitted. Similarly, Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord’s prior written consent, which may not be unreasonably withheld, conditioned or delayed. Any material violating this provision may be destroyed by Landlord without compensation to Tenant. Additionally, upon the expiration or earlier termination of this Lease, Tenant shall pay Landlord for the costs incurred by Landlord to remove any of Tenant’s signage.

8. PERSONAL PROPERTY TAXES; BUSINESS TAXES. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon other personal property in or about the Premises.

9. PARKING. During the Term of this Lease and so long as no Tenant Default is continuing, Tenant shall have the exclusive right (at no cost to Tenant) to use all of the unreserved, in-common passenger automobile spaces designated on attached Exhibit “A-2”, which parking spaces shall in no event be fewer than forty-five (45) spaces (inclusive of handicapped spaces), all for use only by Tenant, Tenant’s customers, suppliers, employees, licensees and business invitees. Tenant’s parking shall be limited to passenger cars and/or pickup utility vehicles. Tenant shall not cause large trucks or other large vehicles to be parked within such parking area. Vehicles shall be parked only in striped parking spaces and not in driveways, loading areas or other locations not specifically designated for parking. Overnight parking and storage outside the Premises are prohibited. Landlord reserves the right at any time to promulgate reasonable rules and regulations relating to the use of such parking areas, including reasonable restrictions on parking by tenants and employees, to designate specific spaces for the use of any tenant, to make changes in the parking layout from time to time, and to establish reasonable time limits on parking.

Any vehicle violating the vehicle regulations herein or other vehicle regulations promulgated by Landlord shall be subject to removal at the owner’s expense. Any reasonable, out-of-pocket costs (including, without limitation, reasonable attorneys’ fees) incurred by Landlord in connection with the enforcement of the provisions of this Section 9 against Tenant or against any employee, contractor, agent, customer, supplier or business invitee or licensee of Tenant shall be reimbursed to Landlord by Tenant as Additional Rent.

10. UTILITIES. Tenant shall pay for all water, gas, heat, light, power, sewer, electricity, telephone or other service metered, chargeable or provided to the Premises. Landlord reserves the right to install separate meters for any such utility and to charge Tenant for the reasonable, out-of-pocket cost of such installation. Tenant shall contract directly with the utility companies to provide such utilities, and for the maintenance of any utility lines, including, without limitation telephone equipment, cabling and/or wiring.

11. MAINTENANCE. Landlord shall maintain the Building foundation (excluding the slab, which shall be the Tenant’s sole obligation) exterior bearing walls, steel roof trusses and roof decking and the Common Areas in good condition, which obligation shall include the maintenance, replacement and repair of the electrical, plumbing, sprinkler, and sewage systems serving the entire Building, including those located under the floor slab of the Premises and including those portions (if any) of the systems lying outside the Premises, electrical room doors, window frames, exterior glass cleaning, gutters and downspouts on the Building; provided, however, the cost of all such maintenance shall be considered “Operating Expenses” for purposes of Section 3.3. Except as provided above, Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all Building Cable (as hereinafter defined), interior plumbing (including any hot water heaters and adjoining pipes), electrical, plumbing, sprinkler, sewage, heating, ventilating and air conditioning, and any and all other systems servicing the Premises, all walls, floors, slab, ceilings, roof membrane, skylights, insulation, exterior doors servicing the Premises (including truck doors), plate glass, exterior and interior windows and fixtures as well as damage caused by Tenant, its agents, employees or invitees. Upon expiration or termination of this Lease, Tenant shall surrender the Premises to Landlord in accordance with Sections 12 and 24 of this Lease, except for damage caused by fire or other casualty for which Landlord has received all funds necessary for restoration of the Premises from insurance proceeds. The term “Building Cable” is used in this Lease to refer to all Building telephone cable, fiber optic wiring and other communications cabling and wiring within the Building.

12. ALTERATIONS. Tenant shall not make any alterations to the Premises or Project, including any changes to the existing landscaping, without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole, subjective and absolute discretion. Tenant shall, however, have the right to make interior, non-structural alterations to the Premises with Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant shall be entitled to make interior, non-structural alterations without Landlord’s consent, provided that such alterations do not cost more than $25,000 individually or
$100,000 in the aggregate over the Lease Term and provided that Tenant gives Landlord prior written notice thereof. Landlord’s consent shall be deemed to have been given as to interior, non-structural alterations to the Premises if not withheld by the thirtieth (30th) day following Landlord’s receipt of all plans, specifications and working drawings determined by Landlord’s architect to be sufficient to permit an informed decision with respect to the proposed interior non-structural alteration. In the event that Landlord shall not approve any such request, Landlord shall provide Tenant with an explanation of the basis for such disapproval. If Landlord gives its consent to such alterations, Landlord may post notices of nonresponsibility and require Tenant to comply with other rules and regulations as Landlord may establish from time to time, including submission of plans and specifications for Landlord’s approval, the posting of performance and payment bonds for any alterations that cost more than
$100,000 (to the extent consistent with standard industry bonding practices for comparable projects), and reimbursement to Landlord for the reasonable, out-of-pocket cost of any engineering or consulting firms required by Landlord to review Tenant’s proposed plans and for an independent roofing consultant and any roofing contractor required by Landlord if said alterations involve roof penetrations or other work on the roof. Any alterations made shall remain on and be surrendered with the Premises upon expiration or termination of this Lease, except that Landlord, in its sole and absolute discretion, may elect to require Tenant at Tenant’s cost to remove any alterations (including any initial tenant improvements) which Tenant may have made to the Premises. As part of any approval of proposed alterations, Tenant may request that Landlord notify Tenant of the extent to which Landlord shall require Tenant to remove such alterations upon the expiration or earlier termination of this Lease. Tenant’s failure to request such notification and/or Landlord’s failure to provide such notification shall be deemed to be Landlord’s determination that the alterations are subject to Landlord’s removal election. If Landlord so elects, Tenant , at Tenant’s cost, shall restore the Premises to the condition designated by Landlord in its election, before the last day of the Term or within thirty (30) days after notice of its election is given, whichever is later.

Should Landlord consent in writing to Tenant’s alteration of the Premises, Tenant shall contract with a duly licensed contractor reasonably approved by Landlord, for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with plans and specifications approved by Landlord. All permitted alterations performed by or through Tenant under this Section 12 shall comply with all laws, statutes, rules, regulations, ordinances, and orders, now and hereinafter in effect. Any valuations or cost analyses of any alterations which are to be submitted to any governmental authority or with the County must be approved by Landlord in its reasonable discretion. All such construction shall be performed in a manner which will not unreasonably interfere with the quiet enjoyment of other tenants of the Project. Tenant shall pay all costs for such construction and shall keep the Premises and the Project free and clear of all mechanics’, materialmen’s, design professionals’, and other liens which may result from construction by or through Tenant. In the event any such lien is filed as a result of any work undertaken by or through Tenant and such lien is not removed or bonded within ten (10) days after written demand by Landlord, Landlord shall have the right (but not the obligation) to satisfy the claim or post a release bond in the statutory amount, in which case any and all costs incurred by Landlord (including any attorneys’ fees) shall be reimbursed by Tenant to Landlord as Additional Rent with the next ensuing payment of Base Monthly Rent.

Landlord acknowledges that Tenant desires to perform the following work in the Premises after the Effective Date (collectively, as, when and to the extent approved by Landlord, the “Desired Improvements”): (i) build an additional 2,000 square feet of office space (which would include the addition of one (1) single ADA restroom) in the portion of the Premises depicted on Exhibit “B” attached hereto; (ii) build an approximately 1,000 square foot locker room with additional restrooms and showers in the rear of the warehouse portion of the Premises depicted on Exhibit “B” attached hereto; (iii) install a window in the east wall of the mezzanine office area overlooking the bullpen in order to allow more natural light into the mezzanine area; and (iv) install air conditioning throughout the warehouse portion of the Premises so that the fitness area can be climate controlled. The Desired Improvements shall be considered alterations to the Premises and shall be subject to the terms of this Section 12 in all respects, including, without limitation, that Tenant shall be required to obtain Landlord’s prior written consent of the specific details of the Desired Improvements (including, without limitation, their exact location, plans and specifications and contractor). Notwithstanding anything to the contrary in this Section 12, Landlord’s consent shall be deemed to have been given as to the Desired Improvements if not withheld by (a) the fifteenth (15th) day following Landlord’s receipt of all plans, specifications and working drawings determined by Landlord’s architect to be sufficient to permit an informed decision with respect to the proposed Desired Improvements and (b) two (2) business days following a reminder notice delivered by Tenant to Landlord on or after such fifteenth (15th) day.

13.
RELEASE AND INDEMNITY.

13.1 From and after the date of execution hereof by Landlord, Tenant shall indemnify, defend and hold Landlord and its Lenders, Landlord’s successors and assigns, constituent partners, members, trustees, beneficiaries, co-managing directors, agents, and employees (collectively, the “Indemnified Parties”) harmless against and from any and all claims, demands, actions, causes of actions, judgments, damages, liabilities, losses, obligations, costs and expenses, including, without limitation, attorneys’ and consultants’ fees (individually, a “Claim” and collectively, “Claims”) arising from or in connection with (i) the construction, repair, alteration, improvement, use, occupancy or enjoyment of the Premises by Tenant, by any Tenant’s Parties (as defined in Section 13.2, below), by any other person permitted thereon, including, without limitation, any labor dispute involving Tenant and/or any failure by Tenant to comply with any laws, ordinances or regulations governing construction within the Premises or access to the Premises by disabled persons, (ii) any activity, work or thing done, permitted or suffered by Tenant or any Tenant’s Parties in or about the Premises, the Common Areas or the Project, (iii) any breach or default in the performance of any obligation on Tenant’s part to be performed under the terms of this Lease,
(i) any injuries suffered by Tenant’s employees, or (v) any negligent (whether active or passive) or wrongful act or omission of Tenant, of any Tenant Parties, or of any other guest or invitee of Tenant in or about the Project. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Landlord) litigated and/or reduced to judgment. In case any action or proceeding is brought against the Indemnified Parties or any of them by reason of any such Claim, Tenant upon notice from Landlord, shall defend the same at Tenant’s expense. Neither Landlord nor any of the other Indemnified Parties need to have first paid any such claim in order to be so indemnified. With respect to the indemnifications provided in this Section 13.1, Tenant shall have the right to select counsel and control the defense of any matter or claim (subject to applicable attorney conflict of interest principles), provided, that counsel selected by Tenant shall be reasonably satisfactory to Landlord (it being acknowledged that, absent conflict of interest, counsel selected by any insurance company responsible for coverage in respect of any claim shall be deemed to be reasonably satisfactory to Landlord). Landlord shall, to the extent any matter or claim is not covered by insurance, not settle any matter or claim without the consent of Tenant, such consent to not be unreasonably withheld, delayed or conditioned. Tenant’s obligations under this Section 13.1 shall survive the expiration or earlier termination of this Lease.

13.2 No Indemnified Party and no other tenant or subtenant of the Project shall be liable to Tenant or its partners, members, directors, officers, shareholders, contractors, agents, employees, invitees, sublessees or licensees (collectively, “Tenant’s Parties”) for any loss or damage to any of Tenant’s Parties except to the extent caused solely by the gross negligence or intentional misconduct of Landlord in the operation or maintenance of the Project or Landlord’s material breach of this Lease beyond applicable notice and cure periods. Further, under no circumstances shall any Indemnified Party be liable for consequential damages arising out of this Lease. In addition, Tenant’s liability for consequential damages arising out of this Lease shall not exceed One Million and 00/100 Dollars ($1,000,000.00); provided, however, that such limitation shall not apply to Tenant’s liability for any actual damages arising out of this Lease nor to Tenant’s liability for consequential damages under Tenant’s indemnity obligations set forth in the last sentence of Section 24 below. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

14.
INSURANCE.

14.1 Tenant shall, at Tenant’s expense, obtain and keep in full force during the Term the types of insurance meeting the requirements set forth on attached Exhibit “C” Concurrently with its execution and delivery of this Lease and thereafter within five (5) business days following written demand therefor from Landlord, Tenant shall deliver certificates of such insurance with all endorsements required hereunder. In the event Tenant fails to provide certificates evidencing renewal of each such policy at least ten (10) days before expiration of the policy (as required pursuant to attached Exhibit “C”) or within five (5) business days after written request by Landlord,

Landlord shall have the right, but not the obligation, to order such insurance and charge the cost thereof plus a five (5%) administrative fee to Tenant, which amount shall be payable by Tenant to Landlord upon demand. Failure of Landlord to demand such certificate or other evidence of full compliance with the insurance requirements contained in this Lease or failure of Landlord to identify a deficiency from evidence that is provided to Landlord shall not be construed as a waiver of Tenant’s obligation to maintain such insurance. By requiring insurance herein, Landlord does not represent that coverage and limits will necessarily be adequate to protect Tenant, and such coverage and limits shall not be deemed as a limitation on Tenant’s liability under the indemnities granted to Landlord in this Lease. Tenant’s failure to procure the required insurance shall not excuse Tenant from any obligations hereunder and shall subject Tenant to contractual damages.

14.2 During the Term, Landlord shall insure the Building and the Project (in addition to, and not in lieu of any insurance which Tenant is obligated to maintain) against damage with all risk insurance and public liability insurance, and any other coverages Landlord reasonably determines or its Lender determines to be appropriate, all in such amounts and with such deductibles as Landlord reasonably considers appropriate. Landlord may, but shall not be obligated to, obtain and carry any other form or forms of insurance as may reasonably determine or its Lender may determine advisable. Such insurance may be procured through a policy of blanket insurance. The allocated costs of such insurance shall be borne by Tenant pursuant to Section 3.3. Tenant shall not be named as an additional insured therein. Notwithstanding any contribution by Tenant to the cost of insurance premiums as provided under this Lease, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord.

14.3 Tenant will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by any insurance policy periodically in force covering the Building and/or the Project or which shall invalidate the insurance policies carried by Tenant or Landlord. If Tenant’s use of the Premises, whether or not Landlord has consented to the same, results in any increase in premiums for the insurance periodically carried by Landlord with respect to the Building and/or the Project, Tenant shall pay any such increase in premiums as Additional Rent within thirty (30) days after being billed therefor by Landlord. In determining whether increased premiums are a result of Tenant’s use of the Premises, a schedule issued by the organization computing the insurance rate on the Building, the Project or any tenant improvements, if any, showing the various components of such rate shall be conclusive evidence of the several items and charges which make up such rate. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Premises. If any of Landlord’s insurance policies shall be canceled or cancellation shall be threatened or the premium or coverage thereunder changed or threatened to be changed in any way because of the use of the Premises or any part thereof by Tenant or any assignee or subtenant of Tenant or by anyone Tenant permits on the Premises and, if Tenant fails to remedy the condition giving rise to such threatened or actual cancellation, or threatened or actual change in coverage or premiums, then, within forty-eight (48) hours after notice thereof, Landlord may, at its option, either terminate this Lease or enter upon the Premises and attempt to remedy such condition, and Tenant shall promptly pay the cost thereof to Landlord as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Premises resulting from such entry. If Landlord is unable or elects not to remedy such condition, then Landlord shall have all of the remedies for a Tenant default provided for in this Lease.

14.4 Without limiting the foregoing, any contractor (including, without limitation, the janitorial contractor) or any other third party engaged by or through Tenant to perform any alterations, maintenance, repairs, or other services within the Premises or Project (including, without limitation, within any telephone or electrical rooms) shall deliver to Landlord evidence of liability insurance meeting the requirements set forth on attached Exhibit “D” or shall otherwise satisfy Landlord as to such contractor’s financial capability as determined by Landlord in Landlord’s reasonable discretion.

14.5 Each policy of insurance obtained by Landlord and Tenant shall expressly waive all rights of subrogation against the other and their respective officers, directors, general partners, employees, agents and representatives or shall contain the ISO endorsement CG 2404 or its equivalent (subrogation waiver). Landlord and Tenant waive any rights of recovery (whether in contract or in tort) against the other for injury or loss due to hazards covered by policies of insurance containing such a waiver of subrogation clause or endorsement to the extent of the injury or loss covered thereby. All casualty insurance required to be provided by Tenant under this Lease shall release Landlord from any claims for damage to any person on the Premises and elsewhere on the Project and to Tenant’s fixtures, personal property, improvements and alterations in or on the Premises or the Project, caused by or resulting from risks insured against under the insurance policies required to be carried by Tenant and in force at the time of such damage.

15.
DESTRUCTION.

15.1 If the Premises are damaged by fire or other casualty (a “Casualty”), Landlord shall, as soon as reasonably practicable but in any event within ninety (90) days after such Casualty, deliver to Tenant a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

15.2 If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within two hundred seventy (270) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant; provided, however, that if such damage occurs within twelve (12) months of the last day of the Term and the time estimated to substantially complete the repair exceeds fifty percent (50%) of the then remaining Term, then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant .

15.3 If a Casualty damages the Premises or a material portion thereof and (a) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period, (b) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term, (c) regardless of the extent of damage to the Premises, the damage is not fully covered by Landlord’s insurance policies or Landlord makes a good faith determination that restoring the Premises would be uneconomical, or (d) Landlord is required to pay any insurance proceeds arising out of the Casualty to any beneficiary or mortgagee with a lien on the Premises or Project, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

15.4 If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casualty, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however, Landlord shall not be required to repair or replace any alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

15.5 If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be equitably abated based on the nature and degree of the interference with Tenant’s use of the Premises from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless Tenant or any of Tenant’s Parties negligently or willfully caused such damage, in which case, Tenant shall continue to pay Rent without abatement.

15.6 This Section 15 shall provide Tenant’s sole and exclusive remedy in the event of damage or destruction to the Premises, and Tenant, as a material inducement to Landlord entering into this Lease, irrevocably waives and releases Tenant’s rights under California Civil Code Sections 1932(2), 1933(4), 1941 and 1942. No damages, compensation or claim shall be payable by Landlord for any inconvenience, any interruption or cessation of Tenant’s business, or any annoyance, arising from any damage to or destruction of all or any portion of the Premises, except for the abatement of rent provided in Section 15.5 above.

16.
CONDEMNATION.

16.1 If the entire Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), this Lease shall terminate as of the date of the Taking.

16.2 If any part of the Premises becomes subject to a Taking and such Taking will prevent Tenant from conducting on a permanent basis its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Base Monthly Rent and Additional Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

16.3 If any material portion, but less than all, of the Premises becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking to any beneficiary or mortgagee with a lien on the Premises or Project, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Base Monthly Rent and Additional Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 16.2.

16.4 If all or any portion of the Premises becomes subject to a Taking for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, including the payment of Base Monthly Rent and all other amounts required hereunder. If any such temporary Taking terminates prior to the expiration of the Term, Tenant shall restore the Premises as nearly as possible to the condition prior to such temporary Taking, at Tenant’s sole cost and expense. Landlord shall be entitled to receive the entire award for any such temporary Taking, except that Tenant shall be entitled to receive the portion of such award which (1) compensates Tenant for its loss of use of the Premises within the Term and (2) reimburses Tenant for the reasonable out-of-pocket costs actually incurred by Tenant to restore the Premises as required by this Section 16.4.

16.5 If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Premises and other improvements taken; however, Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have. The rights of Landlord and Tenant regarding any Taking shall be determined as provided in this Section, and each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure, and the provisions of any similar law hereinafter enacted, allowing either party to petition the Supreme Court to terminate this Lease and/or otherwise allocate condemnation awards between Landlord and Tenant in the event of a Taking.

17.
ASSIGNMENT OR SUBLEASE.

17.1 Tenant shall not assign or sublease all or any part of the Premises or allow any other person or entity to occupy or use all or any part of the Premises (collectively, a “Transfer”) without first obtaining Landlord’s consent, which may be given or withheld in accordance with the standards set forth in this Section 17, which the parties agree are reasonable restrictions and conditions pursuant to any applicable Laws, including, without limitation, California Civil Code Section 1995.250. A Transfer shall include any indirect or direct transfer, assignment, sale or encumbrance of any interest in Tenant, including, without limitation: (a) transfers by operation of law; (b) transfers of more than 25% of the direct or indirect ownership interests in Tenant; (c) the transfer, sale or encumbrance of 50% or more of Tenant’s assets (in one or more transactions); (d) transfers resulting in a reduction by 25% or more of the net worth of Tenant, and/or (e) (i) if Tenant becomes a bankrupt or insolvent, makes an assignment for the benefit of creditors, or institutes proceedings under the Bankruptcy Act in which Tenant is a bankrupt (or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or such other person or entity becomes a bankrupt or insolvent, or makes an assignment for the benefit of creditors), (ii) a writ of attachment or execution is levied on this Lease, or (iii) if in any proceeding to which Tenant is a party, a receiver is appointed with the authority to take possession of the Premises. No withholding of consent by Landlord for any reason deemed sufficient by Landlord shall give rise to any claim by Tenant or any proposed assignee or subtenant or entitle Tenant to terminate this Lease, to recover contract damages or to any abatement of Rent. In this connection, Tenant hereby expressly waives any rights to the contrary under applicable Laws, including, without limitation, California Civil Code Section 1995.310. If Tenant is a partnership, a withdrawal or change, voluntary, involuntary or by operation of law of any general partner, or the dissolution of the partnership, shall be deemed a Transfer. If Tenant consists of more than one person, a purported assignment, voluntary or involuntary or by operation of law from one person to the other shall be deemed a Transfer.

17.2 In connection with any proposed Transfer, at least thirty (30) days before the effective date of the proposed Transfer, Tenant shall provide Landlord with written notice of Tenant’s intent to assign or sublet (“Tenant’s Notice”) and shall furnish (i) the name and identity of the proposed assignee or sublessee (“Transferee”); (ii) such financial and related information respecting the Transferee as Landlord shall reasonably request; (iii) such business history and experience information as Landlord shall reasonably request; (iv) all terms and conditions of the proposed Transfer, including a copy of the proposed Transfer documents (which may constitute a term sheet or letter of intent); (v) the name and description of business experience of the individuals and entities who are the owners of the equity interests in the proposed Transferee; and (vi) if a guarantee is to be provided, it shall be in a form and substance reasonably satisfactory to Landlord’s legal counsel and its shall be accompanied by financial statements (prepared in accordance with generally accepted accounting principles) for the two most recently completed fiscal years of the proposed guarantor(s) of the proposed Transferee’s obligations as to “Tenant” hereunder. Whether Landlord refuses to consent to such Transfer, or consents to such Transfer, then this Lease shall remain in full force and effect in accordance with it terms. Whether or not Landlord consents to a proposed Transfer under the provisions of this Section 17, (i) Tenant shall pay Landlord’s processing and investigation costs, which shall be the greater of Five Hundred Dollars ($500.00) or actual reasonable out-of- pocket costs, including reasonable attorneys’ fees incurred in determining whether or not to so consent, and

(ii) Tenant shall not be relieved of any responsibility under this Lease. If Landlord consents to any Transfer, Tenant shall pay to Landlord, as Additional Rent, fifty percent (50%) of all net sums or other consideration received by Tenant promptly after its receipt. As used in this Paragraph, “net sums or other consideration” shall include without limitation the then fair value of any non-cash consideration and shall be calculated after first deducting reasonable costs incurred by Tenant in connection with the Transfer, including commissions payable to a broker not affiliated with Tenant, space modification costs in connection with the Transfer, reasonable legal costs, rent concessions to the Transferee, and lease take-over costs. Landlord’s waiver of or consent to any Transfer shall not relieve Tenant from Tenant’s primary obligations under this Lease whether or not accrued. Any Transferee approved by Landlord shall execute an agreement reasonably acceptable to Landlord agreeing to be bound by the terms of this Lease. If this Lease is assigned or if the Premises or any part thereof is subleased or occupied by anybody other than Tenant, Landlord may collect Rent from the assignee, subtenant, or occupant and apply the net amount collected to the Rent due hereunder, but no such assignment, underletting, subleasing, occupancy or collection shall be deemed an acceptance of the assignee, subtenant, or occupant as tenant (except as expressly set forth in this Section 17) or as a release of Tenant from the further performance by Tenant of the covenants on the part of the Tenant to be performed as herein contained. The acceptance of Rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or the consent to a Transfer of the Premises. Tenant shall not mortgage or encumber this Lease or Tenant’s interest thereon.

17.3 Landlord shall not unreasonably withhold, condition or delay its consent to a proposed Transfer; provided, however, Landlord’s consent shall be deemed to be reasonably withheld if the proposed Transfer does not satisfy all of the following conditions: (a) the Transfer shall be on substantially the same terms and conditions set forth in Tenant’s Notice given to Landlord; (b) no Transfer shall be valid, and no Transferee shall take possession of any of the Premises until an original of the duly executed counterpart of the Transfer documentation (signed by authorized signatories of both Tenant and Transferee) has been delivered to Landlord; (c) no Transferee shall have the right to further assign or sublet without the consent of Landlord; (d) any proposed subletting will not result in more than two subleases of portions of the Premises being in effect at any one time during the Term; (e)

other than for a proposed sublease of this Lease of the Premises, the net effective Base Monthly Rent (adjusted on a square foot basis) shall be at or higher than the Base Monthly Rent then being agreed upon by Landlord on new leases in the Project for comparable size space for comparable terms, and Tenant shall not grant greater concessions to the Transferee than are then being offered by Landlord (adjusted on a square foot basis) to new tenants leasing a comparable amount of space for a comparable amount of time; (f) the proposed Transferee shall not be an existing tenant of the Project nor have been negotiating with Landlord or with any affiliate of Landlord during the last six (6) months for space in the Project or for space within buildings owned by any such affiliate; (g) no Transferee shall be a governmental entity; (h) the portion of the Premises to be sublet or assigned shall be regular in shape with appropriate means of ingress and egress; (i) the proposed use of the Premises by the Transferee shall be permitted by the use provisions of this Lease; (j) intentionally omitted; (k) the Transferee has the financial capability to fulfill the obligations imposed by the Transfer; (l) the Transferee is not a real estate developer or landlord and/or is not acting directly or indirectly on behalf of a real estate developer or a landlord;

(m) intentionally omitted; (n) the Transferee demonstrates, in Landlord’s business judgment, that it is able to perform the obligations on Transferee’s part to be performed under the Lease; and (o) the Transferee shall not have been involved in any civil, criminal or administrative litigation, investigations or proceedings with its prior landlord or landlords or is otherwise involved in any civil, criminal or administrative litigation, investigations or proceedings which are unsatisfactory in the reasonable opinion of Landlord. Tenant acknowledges that the foregoing conditions to a requested Transfer are reasonable.

17.4 Notwithstanding anything to the contrary contained in this Section 17, provided that no Tenant Default has occurred and continues uncured, Tenant may Transfer all or part of its interest in this Lease (a "Permitted Transfer") to the following types of entities (a "Permitted Transferee") without the written consent of Landlord:

(a)
an affiliate of Tenant, so long as (i) Tenant's obligations hereunder are assumed by such affiliate; (ii) such affiliate has substantial experience operating the same line of business as Tenant; (iii) Tenant shall remain directly and primarily liable to Landlord for Tenant’s obligations under the Lease, which obligations shall continue unaffected by the Permitted Transfer; and (iv) the Net Worth of such affiliate is at least equal to Tenant’s Net Worth at the time of execution of this Lease; or

(b)
any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (i) Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; (ii) such surviving or created entity has substantial experience operating the same line of business as Tenant; and (iii) the Net Worth of such surviving or created entity is at least equal to Tenant’s Net Worth at the time of execution of this Lease; or

(c)
any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets, so long as (i) Tenant's obligations hereunder are assumed by such entity; (ii) such entity has substantial experience operating the same line of business as Tenant; (iii) Tenant shall remain directly and primarily liable to Landlord for Tenant’s obligations under the Lease, which obligations shall continue unaffected by the Permitted Transfer; and (iv) the Net Worth of such entity is at least equal to Tenant’s Net Worth at the time of execution of this Lease.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises or Landlord. No later than thirty (30) days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any Permitted Transfer, and (B) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Net Worth” for purposes of this Lease shall be the tangible, unconsolidated net worth of the person or entity in question (excluding any guarantors) established under generally accepted accounting principles consistently applied or any other method of accounting reasonably acceptable to Landlord.

17.5 Landlord may, within thirty (30) days after submission of Tenant’s Notice for a proposed assignment of this Lease or subletting of all or substantially all of the Premises, cancel this Lease as to the portion of the Premises proposed to be sublet or assigned as of the date the proposed transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises and Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

17.6 The violation by Tenant of any provision of this Section 17 shall give Landlord the right (but not the obligation) to require that the Security Deposit be increased by an amount equal to three (3) times the then Base Monthly Rent.

18. DEFAULT. The occurrence of any one or more of the following events shall constitute a default hereunder by Tenant (each, a “Tenant Default”):

18.1 Intentionally omitted;

18.2 The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant under this Lease, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under applicable Laws regarding unlawful detainer actions; provided, further, however, a Tenant Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the twelve (12) month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on two or more occasions;

18.3
The failure by Tenant to observe or perform according to the provisions of Sections 14, 21, 29.7, 29.8 and 29.9 where such failure continues for more than three (3) business days after notice from Landlord.

18.4 Except where a specific time period is otherwise set forth for Tenant’s performance in this Lease, the failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Sections 18.1, 18.2 or 18.3, where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant. Any such notice shall be in lieu of, and not in addition to, any notice required under applicable Laws regarding unlawful detainer actions. If the nature of Tenant’s default is such that it is reasonably capable of being cured but more than thirty (30) days are required for its cure, then Tenant shall not be deemed to be in default if Tenant shall commence such cure within the thirty (30)-day period and thereafter diligently prosecute such cure to completion, which completion shall occur not later than ninety (90) days from the date of such notice from Landlord. The foregoing shall not however limit Landlord’s rights to perform Tenant’s obligations and charge Tenant for the costs thereof pursuant to Section 19, below;

18.5
An Act of Insolvency that is not discharged within sixty (60) days; and/or

18.6 If the performance of Tenant’s obligations under this Lease is guaranteed: (i) the death of a guarantor, (ii) the termination of a guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a guarantor becoming insolvent or the subject of a bankruptcy filing, or (iv) a guarantor’s refusal to honor the guaranty.

19. LANDLORD’S REMEDIES. Landlord shall have the following remedies in the event of a Tenant Default, which remedies are not exclusive; they are cumulative and in addition to any remedies now or later allowed by law:

19.1 Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant. No act by Landlord other than giving notice to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises, or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession. Landlord shall terminate this

Lease and any and all rights of Tenant hereunder, by any lawful means, in which event, Landlord, without the requirement of any further notice to Tenant, shall have the right immediately to enter the Premises and take full possession thereof, in which event Landlord shall be entitled, at Landlord’s election, to the rights and remedies provided in California Civil Code Section 1951.2, as in effect as of the date hereof. For purposes of computing damages pursuant to Section 1951.2, an interest rate equal to the Default Rate. Such damages shall include, without limitation, (i) the worth at the time of award made on account of the default resulting in such termination (“Award”), together with interest thereon at the Default Rate, of any unpaid portion of the Rent which had been earned by Landlord at the time of such termination, (ii) the worth at the time of Award, together with interest thereon at the Default Rate, of the amount by which any unpaid portion of the Rent which would have been earned after such termination until the time of Award exceeds the amount of loss of any unpaid portion of the Rent which Tenant proves could have reasonably been avoided, (iii) the worth at the time of Award, together with interest thereon at the Default Rate, of the amount by which any unpaid portion of the Rent for the balance of the Term exceeds the amount of loss of any unpaid portion of the Rent which Tenant proves could have reasonably been avoided, and (iv) any and all other amounts necessary to compensate Landlord for all detriment proximately caused by such Tenant Default or which in the ordinary course of business would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord in maintaining or preserving the Premises after such Tenant Default, preparing the Premises for reletting to a new tenant, accomplishing any repairs or alterations to the Premises for purposes of such reletting, rectifying any damage thereto occasioned by the act or omission of Tenant and any other costs necessary or appropriate to relet the Premises.

19.2 Alternatively, Landlord may continue this Lease in full force and effect and enforce any of its other rights and remedies hereunder, including, without limitation, the rights and remedies provided by California Civil Code Section 1951.4 (“lessor may continue lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has right to sublet or assign, subject only to reasonable limitations”), as in effect on the date hereof. However, any acts of maintenance or preservation or efforts to relet the Premises by Landlord or the appointment of a receiver by Landlord to protect its right, title and interest in and to the Premises or any portion thereof or this Lease shall neither constitute termination of this Lease nor interference with such rights of Tenant to possession, assignment and sublease.

19.3 Without limiting Landlord’s rights and remedies set forth herein, if Tenant fails to perform any affirmative duty or obligation of Tenant under this Lease within thirty (30) days, after written notice to Tenant (or in case of an emergency, without notice), Landlord may at its option (but without obligation to do so), perform such duty or obligation on Tenant’s behalf, including but not limited to the performance of required maintenance, repairs and/or replacements, the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Landlord plus a ten percent (10%) administrative fee shall be due and payable as Additional Rent by Tenant to Landlord upon invoice therefor. If any check given to Landlord by Tenant shall not be honored by the bank upon which it is drawn, Landlord, at its option, may require all future payments to be made under this Lease by Tenant to be made only by cashier’s check.

20. ENTRY ON PREMISES. Landlord and its authorized representatives shall have the right, upon reasonable prior notice, but in any event not less than forty-eight (48) hours (or, in the case of an emergency, without notice) to enter the Premises at all reasonable times for any of the following purposes: (a) to examine and/or inspect the Premises to determine whether Tenant is complying with its obligations under this Lease; (b) to do any necessary maintenance and to make any restoration to the Premises that Landlord has the right or obligation to perform; (c) to post “for sale” signs at any time during the Term, to post “for rent” or “for lease” signs during the last one hundred eighty (180) days of the Term, or during any period while Tenant is in default; (d) to show the Premises to prospective brokers, agents, buyers, lenders, tenants or persons interested in an exchange, at any time during the Term; or (e) to repair, maintain or improve the Building and to erect scaffolding and protective barricades around and about the Premises but not so as to prevent entry to the Premises and to do any other act or thing necessary for the safety or preservation of the Premises or the Project. Landlord shall not be liable in any manner for any inconvenience, disturbance, loss of business, nuisance or other damage arising out of Landlord’s entry onto the Premises as provided in this Section 20, provided that Landlord complies with the terms and conditions of this Section 20. Tenant shall not be entitled to an abatement or reduction of Rent if Landlord exercises any rights reserved in this Section 20. Landlord shall conduct its activities on the Premises as provided herein in a manner that is reasonable and will cause the least inconvenience, annoyance or disturbance to Tenant. Tenant or Tenant’s representative shall have the right to be present for any such access by Landlord.

21. SUBORDINATION AND ATTORNMENT. Unless Landlord or any beneficiary or mortgagee with a lien on the Building or Project or any ground lessor with respect to the Building or Project elects otherwise as provided below, this Lease shall be subject and subordinate at all times to the following without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination:

(a) The lien and provisions of any mortgage, deed of trust, or declaration of covenants, conditions and restrictions which may now exist or hereafter be executed by which the Building, the Project, any ground lease, or Landlord’s interest or estate in any of those items, is encumbered; and

(b)
All ground leases which may now exist or hereafter be executed affecting the Building or the

Project.

Landlord, any such beneficiary or mortgagee, or any such ground lessor, shall at any time have the right to elect to subordinate or cause to be subordinated to this Lease any such liens and provisions or ground lease. Any such election under the preceding sentence shall be made by giving notice thereof to Tenant at least sixty (60) days before the election is to become effective. If any ground lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, at the election of any successor-in-interest to Landlord and notwithstanding any subordination, attorn to and become the Tenant of the successor-in-interest to Landlord. Tenant waives any right to declare this Lease terminated or otherwise ineffectual because of any such foreclosure, conveyance or ground lease termination. Tenant shall execute and deliver, within ten (10) days after demand by Landlord and in the form and content reasonably requested by Landlord, any additional documents required by a Lender evidencing the priority or subordination of this Lease and Tenant’s obligation to attorn to and become the Tenant of any successor-in-interest to Landlord as provided for under this Section 21; provided that such additional documents shall not (i) increase Tenant’s monetary obligations under this Lease, (ii) extend or reduce the Term, (iii) except to a de minimis extent, otherwise decrease Landlord's obligations or Tenant’s rights under this Lease or (iv) except to a de minimis extent, otherwise increase Tenant's other obligations or Landlord’s rights under this Lease. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such subordination, non-disturbance and attornment agreement in the name and on behalf of Tenant.

22. NOTICE. All notices and other communications given pursuant to this Lease shall be in writing and shall be (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Terms, (2) hand delivered to the intended addressee, (3) sent by a nationally recognized overnight courier service, or (4) sent by facsimile or email transmission during normal business hours followed by a confirmatory letter sent in another manner permitted hereunder. All notices shall be effective upon delivery to the address of the addressee. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

23. WAIVER. No delay or omission in the exercise of any right or remedy by Landlord shall impair such right or remedy or be construed as a waiver. No act or conduct of Landlord, including without limitation, acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written notice from Landlord to Tenant shall constitute acceptance of the
Premises and accomplish termination of the Lease. Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant. Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

24. SURRENDER OF PREMISES; HOLDING OVER. Upon expiration of the Term, Tenant shall surrender to Landlord the Premises and all improvements and alterations in good condition, except for ordinary wear and tear and alterations Tenant is obligated to remove under the provisions of Section 12 herein. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Tenant performing all of its obligations under this Lease. Additionally, upon the expiration or earlier termination of this Lease, Tenant shall pay Landlord for the costs incurred by Landlord to remove any of Tenant’s signage. Tenant shall remove all personal property including, without limitation, all wallpaper, paneling and other decorative improvements or fixtures and shall perform all restoration made necessary by the removal of any alterations or Tenant’s personal property before the expiration of the Term, including for example, restoring all wall surfaces to their condition prior to the commencement of this Lease. Landlord may elect to retain or dispose of in any manner Tenant’s personal property not removed from the Premises by Tenant prior to the expiration of the Term. Tenant waives all claims against Landlord for any damage to Tenant resulting from Landlord’s retention or disposition of Tenant’s personal property. Tenant shall be liable to Landlord for Landlord’s costs for storage, removal or disposal of Tenant’s personal property. Upon the expiration or earlier termination of this Lease, Tenant shall, at Landlord’s sole option and at Tenant’s sole cost and expense, either (i) remove all Building Cable existing within the Premises, using all necessary care in removing such Building Cable in order to avoid any damage to the Building, or (ii) not remove all or any portion of the Building Cable, provided that Tenant shall leave any such Building Cable clearly labeled and in good working order with all connections intact. Notwithstanding any of the foregoing to the contrary, upon the expiration of this Lease and Tenant’s vacation of the Premises, Tenant shall not be required to remove from the Premises any alterations or improvements existing on the Term Commencement Date.

If Tenant, with Landlord’s written consent, remains in possession of the Premises after expiration or termination of the Term, or after the date in any notice given by Landlord to Tenant terminating this Lease, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on written thirty (30)-day notice at any time, by either party. All provisions of this Lease, except those pertaining to term and Rent, shall apply to the month-to-month tenancy, except Tenant shall pay monthly Rent in an amount equal to one hundred fifty percent (150%) of Base Monthly Rent for the last full calendar month during the regular term plus one hundred percent (100%) of all Additional Rent. If Tenant fails to surrender the Premises within thirty (30) days of the termination or sooner expiration of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs (including, without limitation, reasonable attorneys’ fees) and liability resulting from such failure, including, without limitation, any claims made by any succeeding tenant founded upon such failure to surrender and/or any lost profits to Landlord resulting therefrom.

25. LANDLORD DEFAULT/LIMITATION OF LIABILITY AND TIME. If Landlord fails to perform any obligations on its part to be performed under this Lease, no Landlord default shall arise unless and until Landlord fails to cure such default within ten (10) days following actual receipt of written notice setting forth in detail the alleged default (provided, however, if such default cannot reasonably be cured within such ten (10)-day period, Landlord shall not be in default if Landlord commences such cure as soon as reasonably possible and diligently prosecutes it to completion, it being understood that the following actions by Landlord shall, by way of example but not limitation, constitute commencement of a cure: contacting applicable contractors or other consultants, and/or engaging in communications or analysis, regarding the scope, schedule and pricing for such cure). Notwithstanding anything to the contrary in this Lease, Tenant expressly waives the benefit of any statute now or in the future in effect which would otherwise afford Tenant the right to make repairs at Landlord’s expense or to terminate this Lease because of Landlord’s failure to keep the Premises and/or the Project in good order, condition and repair. In consideration of the benefits accruing under this Lease, Tenant and all successors and assigns agree that, in the event of any actual or alleged failure, breach or default under this Lease by Landlord:

(a) in no event shall Tenant have the right to terminate this Lease as a result of Landlord’s default, and Tenant’s remedies shall be limited to damages and/or injunctive relief; (b) the sole and exclusive remedy shall be against Landlord’s interest in the Building and the rents, profits and proceeds therefrom; (c) no partner, member, shareholder or employee of Landlord shall be named as a party in any suit or proceeding (except as may be necessary to secure jurisdiction of the partnership, if applicable); (d) no partner, member, shareholder or employee of Landlord shall be required to answer or otherwise plead to any service of process; (e) no judgment will be taken against any partner, member, shareholder or employee of Landlord; (f) no writ of execution will ever be levied against the assets of any partner, member, shareholder or employee of Landlord; and (g) the obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, members, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, directors, officers, employees or shareholders of Landlord or any of their personal assets for satisfaction of any liability in respect to this Lease.

26. HAZARDOUS MATERIALS AND INDOOR AIR QUALITY. Landlord and Tenant agree as follows with respect to the existence or use of “Hazardous Material” (as defined below) on the Premises and the Project:

26.1 Tenant shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises or the Project or transported to or from the Premises or the Project by Tenant, its agents, employees, contractors or invitees (for purposes of this Section 26.1, “Tenant”), without the prior written consent of Landlord which Landlord shall not unreasonably withhold as long as Tenant demonstrates to Landlord’s reasonable satisfaction that such Hazardous Material is necessary for Tenant’s business, will be used, stored and transported only in incidental quantities, and will be used, kept, stored and transported in a manner that complies with all Laws pertaining to any such Hazardous Material. If Tenant breaches the obligations stated in the preceding sentence, or if the presence, transportation or release of Hazardous Material on, to or from the Premises caused or permitted by or through Tenant (whether affirmatively or through Tenant’s active or passive negligence) results in contamination or alleged contamination of the Premises or the Project or any surrounding property, or if contamination of the Premises or the Project or any surrounding property by Hazardous Material otherwise occurs for which Tenant is legally liable to Landlord for damage resulting therefrom, then Tenant shall indemnify, defend and hold the Indemnified Parties harmless from any and all claims, judgments, damages, penalties, fines, costs, liabilities or losses (including, without limitation, diminution in value of the Premises or the Project, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises or the Project, damages arising from any adverse impact on marketing of space in the Building and/or the Project, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees) which arise during or after the Term as a result of such contamination. This indemnification of the Indemnified Parties by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present or alleged to be present in the soil or groundwater on or under the Premises or the Project. Without limiting the foregoing, if the presence or alleged presence, release or transportation of any Hazardous Material on the Premises caused or permitted by Tenant results in any contamination of the Premises or the Project or surrounding property, Tenant shall promptly take all actions at its sole expense as are necessary to return the Premises or the Project or surrounding property to the condition existing prior to the introduction of any such Hazardous Material to the Premises or the Project or surrounding property; provided that (i) Landlord’s approval of the proposed remedial actions shall first be obtained, which approval shall not be unreasonably withheld so long as the proposed remedial actions would not potentially have any adverse long-term or short-term effect on the Premises or the Project, and (ii) such actions are calculated to cause the least amount of inconvenience to other tenants. The provisions of this Section 26.1 shall survive the expiration or earlier termination of this Lease.

26.2 Notwithstanding anything in this Lease to the contrary, it shall not be unreasonable for Landlord to withhold its consent to any proposed assignment, sublease or transfer of the Premises or this Lease if (i) the proposed transferee’s anticipated use of the Premises involves the generation, storage, use, treatment, disposal or transportation of Hazardous Material; (ii) the proposed transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee’s actions or use of the property in question; or (iii) the proposed transferee is subject to any enforcement order issued by any governmental authority in connection with the use, disposal, transportation or storage of a Hazardous Material.

26.3 As used in this Lease, the term “Hazardous Material” means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, or “toxic substances” now or subsequently regulated under any applicable Laws, including without limitation, petroleum-based products and materials, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, petroleum (or fractions thereof), PCBs and similar compounds, and Contaminants (as defined below), and including any different products and materials which are subsequently found to have adverse effects on the environment or the health or safety of persons.

26.4 Without limiting the foregoing provisions of this Section 26, to prevent the generation, growth, or deposit of any mold, mildew, bacillus, virus, pollen or other micro-organism (collectively, “Biologicals”) and the deposit, release or circulation of any indoor contaminants, including emissions from paint, carpet and drapery treatments, cleaning, maintenance and construction materials and supplies, pesticides, pressed wood products, insulation, and other materials and products (collectively with Biologicals, “Contaminants”), that could adversely affect the health, safety or welfare of any tenant, employee, or other occupant of the Building or Project or their invitees (each, an “Occupant”), Tenant shall, at Tenant’s sole cost and expense, at all times during the Term:
(i) maintain the humidity level and the air exchange rate within the Premises at a level reasonably expected to prevent or minimize the growth of any Biologicals and the circulation of any other Contaminants, (ii) maintain, operate and repair the Premises pursuant to Section 11, in such a manner to prevent or minimize the accumulation of stagnant water and moisture in planters, kitchen appliances and vessels, carpeting, insulation, water coolers and any other locations where stagnant water and moisture could accumulate, and (iii) otherwise maintain, operate and repair the Premises to prevent the generation, growth, deposit, release or circulation of any Contaminants. Tenant shall comply with the foregoing obligations irrespective of the source of the moisture. Tenant shall immediately advise Landlord if Tenant observes any condition in the Premises giving rise to a reasonable suspicion of the presence of any Contaminants, and, in any event, if any governmental entity or any Occupant alleges that its health, safety or welfare has been or could be adversely affected by any such Contaminants.

27. SECURITY MEASURES. Tenant acknowledges that Landlord shall have no obligation whatsoever to provide guard service, security systems or other security measures for the benefit of Tenant, the Premises or the Project. As material consideration to Landlord under this Lease, Tenant hereby assumes all responsibility for the protection of Tenant, its employees, agents, licensees and invitees (collectively, “Tenant’s Personnel”) and the property (including inventory) of Tenant and Tenant’s Personnel from the actions (including the criminal actions) of third parties. Landlord may elect, but shall have no obligation, to provide security services to the Premises and/or the Project, in which event the cost thereof shall be included within the definition of Operating Expenses as set forth in Section 3.3.1.

28. TELEPHONE AND DATA EQUIPMENT. Landlord shall have no responsibility for providing to Tenant any telephone equipment, including wiring, within the Premises or for providing telephone service or connections from the utility to the Premises, except as required by law. Tenant shall not alter, modify, add to or disturb any telephone or data wiring in the Premises without Landlord’s prior written consent. Any telephone or data equipment installed by Tenant within the Premises or used by Tenant or any of its agents, employees and invitees within the Premises shall at all times comply with all applicable Laws and shall not cause any interference with (1) any of the Project’s mechanical and electrical equipment and machinery, and any of the elevator, air ventilation and cooling, life-safety or other Project systems, or (2) any Project wireless system or telecommunications facilities in place as of the date of installation of such telephone or data equipment by Tenant. Tenant agrees to consult with Landlord in advance of any installation of any system or equipment under this Section that may result in such interference at the earliest practicable state of consideration of such project. Tenant shall be liable to Landlord for any damage to the telephone or data wiring in the Project due to the act, negligent (affirmatively or through Tenant’s active or passive negligence) or otherwise, of Tenant or any employee, contractor or other agent of Tenant. Tenant’s access to the telephone closets within the Project shall be pursuant to reasonable procedures established by Landlord. Tenant shall promptly notify Landlord of any actual or suspected failure of telephone or data service to the Premises or Project. All costs incurred by Landlord for the installation, maintenance, repair and replacement of telephone wiring within the Premises shall be charged to Tenant plus a ten percent (10%) administrative fee, which amount shall be payable by Tenant to Landlord upon demand. Landlord shall not be liable to Tenant and Tenant waives all claims against Landlord whatsoever, whether for personal injury, property damage, loss of use of the Premises, or otherwise, due to the interruption or failure of telephone services to the Premises. Tenant hereby holds Landlord harmless and agrees to indemnify, protect and defend Landlord from and against any liability for any damage, loss or expense due to any failure or interruption of telephone or data service to the Premises for any reason and to the Project caused by Tenant.

29.
MISCELLANEOUS PROVISIONS.

29.1 Time of Essence. Time is of the essence of each provision of this Lease.

29.2 Successor. This Lease shall be binding on and inure to the benefit of the parties and their successors, except as provided in Section 17 herein.

29.3 Landlord’s Consent. Any consent required by Landlord under this Lease must be granted in writing and, except as otherwise expressly provided in the Lease, may be withheld by Landlord in its sole and absolute discretion.

29.4 Attorneys’ Fees and Other Charges. If Landlord becomes a party to any litigation concerning this Lease, the Premises or the Project, by reason of any act or omission by, through, or on behalf of Tenant and/or any Tenant’s Parties, Tenant shall be liable to Landlord for reasonable attorneys’ fees and court costs incurred by Landlord in the litigation. If either party commences an action against the other party arising out of or in connection with this Lease, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees and costs of suit. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency fees charged to Landlord in addition to rent, late charges, interest and other sums payable under this Lease.

29.5 Landlord’s Successors. In the event of a sale or conveyance by Landlord of the Building or the Project the same shall operate to release Landlord from any liability under this Lease after the date of such sale or conveyance, and in such event Landlord’s successor in interest shall be solely responsible for all obligations of Landlord under this Lease. If the Building or the Project is sold, Landlord shall transfer the Security Deposit (to the extent not previously applied by Landlord) to the buyer.

29.6 Interpretation. This Lease shall be construed and interpreted in accordance with the Laws of the state in which the Premises are located. This Lease constitutes the entire agreement between the parties with respect to the Premises and the Project, except for such guarantees or modifications as may be executed in writing by the parties from time to time and any addenda and exhibits attached to this Lease. All previous representations, preliminary negotiations and agreements of whatsoever kind with respect to the Premises or the Project, except those contained herein, are superseded and of no further force or effect. No person, firm or corporation has at any time any authority from Landlord to make representations or promises on behalf of Landlord and Tenant expressly agrees that if any such representations or promises have been made, Tenant hereby waives all right to rely thereon, unless they are specifically included in this Lease in writing. No verbal agreement or implied covenant shall be held to vary the provisions hereof, any statute, law or custom to the contrary notwithstanding. When required by the context of this Lease, the singular shall include the plural, and the masculine shall include the feminine and/or neuter. “Party” shall mean Landlord or Tenant. If more than one person or entity constitutes Landlord or Tenant, the obligations imposed upon that party shall be joint and several. The enforceability, invalidity or illegality of any provision shall not render the other provisions unenforceable, invalid or illegal.

29.7 Estoppel Certificates. Tenant, for itself and its subtenants, hereby covenants and agrees (i) to execute, acknowledge and deliver to Landlord, from time to time during the Term within ten (10) days after Landlord provides Tenant with written notice to do so, an estoppel certificate substantially in the form reasonably requested by Landlord or any prospective lender or purchaser certifying in writing (a) that this Lease is in full force and effect, unmodified or modified solely as set forth in such estoppel certificate, and (b) that Tenant has fully and completely performed and complied with each and all of its covenants, agreements, terms and conditions under this Lease without exception or except only as set forth in such estoppel certificate, (ii) that any such estoppel certificate may be conclusively relied upon by a prospective purchaser or encumbrance of the Premises, and
(iii) that the failure of Tenant to so deliver such estoppel certificate in such period of time shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that the Rent has not been prepaid under this Lease, except as required pursuant to the provisions of the Basic Lease Terms of this Lease, and (c) that Landlord has as of the date on which Tenant failed to deliver such estoppel certificate, fully and completely performed and complied with each and all of its covenants, agreements, terms and conditions under this Lease, without exception. Landlord shall provide an estoppel certificate on a form specified by Tenant and reasonably acceptable to Landlord within twenty (20) days after a written request from Tenant, provided that Tenant not make such request more than twice per calendar year.

29.8 Financing. In the event any of Landlord’s Lenders require, as a condition to financing, modifications to this Lease which do not materially increase any of Tenant’s obligations (when viewed cumulatively) or materially diminish Tenant’s rights hereunder, Landlord shall submit to Tenant such written amendment with the required modifications. If Tenant fails to execute and return the same within ten (10) days after the amendment has been submitted, Landlord shall have the right, without limiting any other rights and remedies available to Landlord under this Lease and/or at law or equity, to act as Tenant’s attorney in fact (and Tenant hereby so irrevocably appoints Landlord) with full power and authority to execute and deliver such amendment for and in the name of Tenant.

29.9 Financial Statements. When reasonably requested by Landlord, Tenant shall, upon ten (10) days’ notice from Landlord, provide Landlord with a current income statement, balance sheet and statement of cash flows (collectively, “Financial Statements”) and Financial Statements of the two (2) years prior to the current Financial Statement year. Such Financial Statements shall be safeguarded by Landlord and shall be prepared in accordance with generally accepted accounting principles (or any other method of accounting reasonably acceptable to Landlord) and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. If and for so long as Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Tenant shall not be required to deliver the Financial Statements required under this Section 29.9 more than once in any twelve (12)-month period unless requested by an actual or prospective buyer or lender of the Building or Project or a Tenant Default occurs.

29.10 Recording. Tenant shall not under any circumstances record this Lease, nor any form of evidence of this Lease, including, without limitation, any memorandum of lease.

29.11 Exhibits. The Exhibits attached hereto are made a part of this Lease and incorporated herein by reference.

29.12 Waiver of Trial by Jury and Filing of Lis Pendens. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY LANDLORD OR TENANT AGAINST THE OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, TENANT’S USE AND OCCUPANCY OF THE PREMISES, THE PROJECT OR ANY PART THEREOF, OR THE RELATIONSHIP OF LANDLORD AND TENANT. NOTWITHSTANDING THE FOREGOING TO THE CONTRARY, IF THE JURY TRIAL WAIVER CONTAINED HEREIN SHALL BE HELD OR DEEMED TO BE UNENFORCEABLE, EACH PARTY HERETO HEREBY EXPRESSLY AGREES TO SUBMIT TO JUDICIAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1 ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING HEREUNDER FOR WHICH A JURY TRIAL WOULD OTHERWISE BE APPLICABLE OR AVAILABLE. PURSUANT TO SUCH JUDICIAL REFERENCE, THE PARTIES AGREE TO THE APPOINTMENT OF A SINGLE REFEREE AND SHALL USE THEIR BEST EFFORTS TO AGREE ON THE SELECTION OF A REFEREE. IF THE PARTIES ARE UNABLE TO AGREE ON A SINGLE A REFEREE, A REFEREE SHALL BE APPOINTED BY THE COURT UNDER CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 AND 640 TO HEAR ANY DISPUTES HEREUNDER IN LIEU OF ANY SUCH JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT THE APPOINTED REFEREE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE APPLICABLE ACTION OR PROCEEDING, WHETHER OF FACT OR LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON; PROVIDED, HOWEVER, THAT ANY MATTERS WHICH WOULD NOT OTHERWISE BE THE SUBJECT OF A JURY TRIAL WILL BE UNAFFECTED BY THIS WAIVER AND THE AGREEMENTS CONTAINED HEREIN. THE PARTIES HERETO HEREBY AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN FAIRLY NEGOTIATED ON AN ARMS LENGTH BASIS, WITH BOTH SIDES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL CONSENT TO THE MATTERS CONTAINED HEREIN. ANY PARTY TO THIS LEASE MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY AND THE AGREEMENTS CONTAINED HEREIN REGARDING THE APPLICATION OF JUDICIAL REFERENCE IN THE EVENT OF THE INVALIDITY OF SUCH JURY TRIAL WAIVER. IN THE EVENT OF ANY SUCH COMMENCEMENT OF LITIGATION, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE OTHER PARTY SUCH COSTS AND REASONABLE ATTORNEYS’ FEES AS MAY HAVE BEEN INCURRED, INCLUDING ANY AND ALL COSTS INCURRED IN ENFORCING, PERFECTING AND EXECUTING SUCH JUDGMENT. AS FURTHER MATERIAL CONSIDERATION TO LANDLORD ENTERING INTO THIS LEASE WITH TENANT, TENANT HEREBY WAIVES ALL RIGHTS TO RECORD A LIS PENDENS

AGAINST THE PREMISES, THE PROJECT OR ANY PART THEREOF UNDER SECTIONS 405 ET SEQ. OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, OR ANY OTHER PROVISION OF LAW, IF A DISPUTE ARISES CONCERNING THIS LEASE OR TENANT’S USE OR OCCUPANCY OF THE PREMISES, THE PROJECT OR ANY PART THEREOF. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS LEASE.

29.13 Tenant as Corporation, Partnership or Limited Liability Company, Prohibited Persons and Transactions. If Landlord or Tenant is a corporation, (a) each individual executing this Lease on behalf of such party represents and warrants (1) that he or she is duly authorized to execute and deliver this Lease on behalf of such party in accordance with a duly adopted resolution of the Board of Directors in accordance with the governing documents of such party, and (2) that this Lease is binding upon and enforceable against such party in accordance with its terms, and (b) each party shall, within thirty (30) days after execution of this Lease, deliver to the other a certified copy of a resolution of its Board of Directors authorizing or ratifying the execution of this Lease. If Landlord or Tenant is a partnership or limited liability company, each individual executing this Lease on behalf of such party represents and warrants (1) that he or she is duly authorized to execute and deliver this Lease on behalf of such party in accordance with the terms of the partnership agreement or operating agreement for such party, as the case may be, or has received such authorization pursuant to the terms of such partnership agreement or operating agreement, as the case may be, and (2) that this Lease is binding upon and enforceable against such party in accordance with its terms. In addition to the foregoing, if Tenant is a partnership, (a) each general partner shall be jointly and severally liable for keeping, observing and performing all of the provisions of this Lease to be kept, observed or performed by Tenant, and (b) the term “Tenant” shall mean and include each of them jointly and severally and the act of or notice from, or notice or refund to, or the signature of, any one or more of them, with respect to this Lease, shall be binding upon Tenant and each and all of the general partners of Tenant with the same effect as if each of them had so acted or so given or received such notice or refund or so signed. Dissolution of any partnership which is “Tenant” under this Lease shall be deemed to be an assignment, jointly to all of the partners, who shall thereafter be subject to the terms of this Lease as if each such former partners had initially signed this Lease as individuals. Landlord and Tenant represent and warrant that neither Landlord nor Tenant, nor any of their respective affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

29.14 No Offer. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of the Premises, offer, or option for lease, and it is not effective as a lease or otherwise until execution by and delivery to both Landlord and Tenant.

29.15 Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease, other than CBRE, Inc., representing Landlord, and NAI Capital, representing Tenant, which commissions for both CBRE, Inc. and NAI Capital shall be paid by Landlord pursuant to a separate written agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys’ fees, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party.

29.16 Quiet Enjoyment. Provided no Tenant Default is continuing, Landlord covenants and agrees that Tenant shall peacefully and quietly have, hold and enjoy the Premises, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

29.17 Counterparts; Electronic Signatures. This Lease may be signed by facsimile, PDF or other electronic signature mechanism and/or in multiple counterparts which, when signed by all parties, shall constitute a binding agreement.

29.18 Accessibility Inspection Disclosure (California Civil Code Section 1938). A Certified Access Specialist (CASp) can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the Premises, Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of Tenant, if requested by Tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises. In the event of any conflict between the terms of this Section 29.18 and Section 6 above, the terms of Section 6 shall control.

LANDLORD:
PSIP SN Burbank LLC,
a Delaware limited liability company

By:     SN Burbank, LLC,
a Delaware limited liability company,
its Member

By:     Shubin Nadal Associates, LLC,
a Delaware limited liability company,
its Managing Member

By: Shubin Nadal Realty Investors, LLC,
a Delaware limited liability company,
its Managing Member

By: /s/ Lonnie Nadal
Name: Lonnie Nadal
Title: Manager

TENANT:	MusclePharm Corporation, a Nevada corporation By: /s/ Ryan Drexler Its: CEO

EXHIBIT “A-1”

BACKLOT BURBANK
TOTAL SIZE: 302,869 SF
4100 VANOWEN PL.
7,500 SF
4111 VANOWEN PL.
5,400 SF
4121 VANOWEN PL.
6,000 SF
4131 VANOWEN PL.
Not A Part
4201 VANOWEN PL.
Not A Part
4209 VANOWEN PL.
15,000
4110-14 VANOWEN PL.
12,100 SF
4140 VANOWEN PL.
4200 VANOWEN PL.
487sf
W. VANOWEN PLACE
N. VALLEY STREET
2333 VALLEY ST
25,300 SF
2300-2313 N. VALLEY ST
2323 N. VALLEY ST
Not A Part
Premises
4406-4438 VANOWEN ST
19,360 SF
W. VANOWEN STREET
4510 VANOWEN ST
100,217 SF

PREMISES AND PROJECT DEPICTION

EXHIBIT “A-2” PARKING PLAN

  EXHIBIT “A-2”

EXHIBIT “B” DESIRED IMPROVEMENTS

EXHIBIT “B”

EXHIBIT “C”

TENANT INSURANCE REQUIREMENTS

Tenant shall procure and maintain at all times, at Tenant’s own expense, during the term of this Lease, the insurance coverages and requirements specified below, insuring all operations related to the Lease.

The kinds and amounts of insurance are as follows:

(a)
Workers’ Compensation and Employers Liability Insurance.

As and to the extent required by applicable law, statutory workers’ compensation insurance and employer’s liability insurance with limits not less than legally required limits; including (if applicable) a Longshoremen’s and Harbor Workers’ Compensation Act coverage endorsement.

(b)
Commercial General Liability Insurance.

Commercial general liability insurance, including coverage for contractual liability, tenants legal liability, products-completed operations liability, personal and advertising injury liability with respect to Tenant's use, maintenance and occupancy of the Premises, in amounts of not less than

$1,000,000.00 per occurrence and $2,000,000.00 in the aggregate for property damage and bodily injury, including death. If liquor is stored, served or distributed on or from the Premises, Tenant shall also maintain liquor liability insurance in a minimum amount of $1,000,000.00 either as an endorsement to the commercial general liability policy or as a separate policy.

(c)
Umbrella Liability Insurance.

Umbrella and/or excess liability insurance with limits not less than $2,000,000 each occurrence and in the aggregate.

(d)
Commercial Automobile Insurance (Primary and Umbrella).

If and when any motor vehicles (owned, non owned and hired) are used in connection with work to be performed, the Tenant shall provide automobile liability insurance with minimum limits of

$1,000,000.00 each accident or combined single limit, including coverage for all owned, non- owned, hired and borrowed vehicles that are driven on to the Premises or Project.

(e)
All Risk Property Insurance.

Property insurance for loss or damage to Tenant’s business personal property, including permanently installed improvements and betterments, and trade fixtures. Coverage shall be provided on an “all-risk” basis using the Special Cause of Loss form with replacement cost valuation and shall include the perils of wind and flood, including coverage for loss of business income.

An Additional Insured Endorsement shall be attached to the Certificate of Insurance listing Landlord and any other party reasonably designated by Landlord as additional insureds on the commercial general liability, umbrella liability, and commercial automobile insurance policies. All insurance policies required to be carried by Tenant pursuant to this Lease shall be primary and non-contributory.

Tenant shall additionally comply, at Tenant’s sole cost and expense, with any and all insurance requirements now or in the future required by any Lender.

EXHIBIT “D”

INDEPENDENT CONTRACTOR INSURANCE REQUIREMENTS

1.
Insurance Carrier: All policies shall be maintained with insurance companies holding a General Policyholders Best’s Rating of “A-” or better and a Financial Rating of “XI” or better.

2.
General Liability Insurance:

A.
Commercial General Liability Insurance with a combined single limit of not less than Three Million Dollars ($3,000,000), (combined primary and excess-umbrella) for bodily injury and property damage; and

B.
Comprehensive Automobile Liability Insurance (covering owned vehicles, leased vehicles, and all other vehicles) with a combined single limit of not less than One Million Dollars ($1,000,000) which shall include bodily injury and property damage.

3.
Workers’ Compensation and Employers Liability: Statutory Workers’ Compensation Insurance in accordance with law with a Waiver of Subrogation, and Employer’s Liability Insurance with a minimum coverage of One Million Dollars ($1,000,000);

4.
Landlord is Specifically Named as an Additional Insured: An Additional Insured Endorsement shall be attached to the Certificate of Insurance listing Landlord and any other party reasonably designated by Landlord as additional insureds on the commercial general liability and commercial automobile insurance policies.

Each of the policies of insurance required to be carried pursuant to the terms of this Paragraph shall contain:

(i)
a clause requiring written notice to be delivered to Landlord by the insurer not less than thirty (30) days prior to any cancellation of such policy of insurance, in whole or in part, or a reduction as to coverage or amount thereunder,

(ii)
the condition that such insurance is primary and any liability insurance maintained by Landlord or any other additional insured is excess and non-contributory, and

(iii)
Severability of Interest and Cross Liability clauses.

EXHIBIT “E” EXTENSION OPTIONS

1. So long as MusclePharm Corporation, a Nevada corporation, or any Permitted Transferee is the Tenant hereunder and occupies the entirety of the Premises, and subject to the condition set forth in clause (b) below, Tenant shall have two (2) options to extend the Term of this Lease with respect to the entirety of the Premises, the first for a period of five (5) years from the expiration of the Original Term (the “First Extension Period”), and the second (the “Second Extension Period”) for a period of five (5) years from the expiration of the First Extension Period, subject to the following conditions:

(a) Each option to extend shall be exercised, if at all, by notice of exercise given to Landlord by Tenant not more than nine (9) months nor less than six (6) months prior to the expiration of the Original Term or the expiration of the First Extension Period, as applicable;

(b) Anything herein to the contrary notwithstanding, if Tenant is in default under any of the terms, covenants or conditions of this Lease beyond any applicable notice and cure period, either at the time Tenant exercises either extension option or on the commencement date of the First Extension Period or the Second Extension Period, as applicable, Landlord shall have, in addition to all of Landlord’s other rights and remedies provided in this Lease, the right to terminate such option(s) to extend upon notice to Tenant.

2. In the event the applicable option is exercised in a timely fashion, the Lease shall be extended for the term of the applicable extension period upon all of the terms and conditions of this Lease, provided that (a) commencing on the first day of the First Extension Period and every twelve (12) months thereafter during the First Extension Period (each, an “Adjustment Date”), the Base Monthly Rent for the First Extension Period shall be increased by three percent (3%), calculated by multiplying the Base Monthly Rent in effect on the day immediately prior to the applicable Adjustment Date by 1.03, and (b) the Base Monthly Rent for the Second Extension Period shall be the “Fair Market Rent” for the Premises. For purposes hereof, “Fair Market Rent” shall mean the base rent for the Premises, based upon the rental rate per square foot that an unaffiliated landlord and tenant would agree to for a lease on the terms of this Lease for the Second Extension Period for comparable premises in the vicinity of the Project and taking into account all relevant factors, determined pursuant to the process described below. In no event, however, shall any adjustment of Base Monthly Rent during the Second Extension Period pursuant to this paragraph result in a decrease of the Base Monthly Rent for the Premises below the amount due from Tenant on the last day of the First Extension Period.

3. Within thirty (30) days after receipt of Tenant’s notice of exercise to extend the Term for the Second Extension Period, Landlord shall notify Tenant in writing of Landlord’s estimate of the Base Monthly Rent for the Second Extension Period, based on the provisions of Paragraph 2 above. Within thirty (30) days after receipt of such notice from Landlord, Tenant shall have the right either to (i) accept Landlord’s statement of Base Monthly Rent for the Second Extension Period; or (ii) elect to arbitrate Landlord’s estimate of Fair Market Rent, such arbitration to be conducted pursuant to the provisions hereof. Failure on the part of Tenant to require arbitration of Fair Market Rent within such 30-day period shall constitute acceptance of the Base Monthly Rent for the Second Extension Period as calculated by Landlord. If Tenant elects arbitration, the arbitration shall be concluded within ninety (90) days after the date of Tenant’s election, subject to extension for an additional 30-day period if a third arbitrator is required and does not act in a timely manner. To the extent that arbitration has not been completed prior to the expiration of any preceding period for which Base Monthly Rent has been determined, Tenant shall pay Base Monthly Rent at the rate calculated by Landlord, with the potential for an adjustment to be made once Fair Market Rent is ultimately determined by arbitration.

4. In the event of arbitration, the judgment or the award rendered in any such arbitration may be entered in any court having jurisdiction and shall be final and binding between the parties. The arbitration shall be conducted and determined in the City of Burbank, California in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated by such rules shall be modified as follows:

(a) Tenant shall make demand for arbitration in writing within thirty (30) days after service of Landlord’s determination of Fair Market Rent given under Paragraph 3 above, specifying therein the name and address of the person to act as the arbitrator on its behalf. The arbitrator shall be qualified as a real estate appraiser familiar with the Fair Market Rent of similar industrial, research and development, or office space in the vicinity of the Project who would qualify as an expert witness over objection to give opinion testimony addressed to the issue in a court of competent jurisdiction. Failure on the part of Tenant to make a proper demand in a timely manner for such arbitration shall constitute a waiver of the right thereto. Within fifteen (15) days after the service of the demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to notify Tenant of the appointment of its arbitrator, within or by the time above specified, then the arbitrator appointed by Tenant shall be the arbitrator to determine the issue.

(b) In the event that two (2) arbitrators are chosen pursuant to Paragraph 4(a) above, the arbitrators so chosen shall, within fifteen (15) days after the second arbitrator is appointed determine the Fair Market Rent. If the two (2) arbitrators shall be unable to agree upon a determination of Fair Market Rent within such 15-day period, the arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two (2) arbitrators pursuant to 4(a). In the event the arbitrators are unable to agree upon such appointment within seven (7) days after expiration of such 15-day period, the third arbitrator shall be selected by Landlord and Tenant, if they can agree thereon, within a further period of fifteen (15) days. If Landlord and Tenant do not so agree, then either party, on behalf of both, may request appointment of such a qualified person by the then Chief Judge of the United States District Court having jurisdiction over the county in which the Project is located, acting in his private and not in his official capacity, and the other party shall not raise any question as to such Judge’s full power and jurisdiction to entertain the application for and make the appointment. The three (3) arbitrators shall decide the dispute if it has not previously been resolved by following the procedure set forth below.

(c) Where an issue cannot be resolved by agreement between the two (2) arbitrators selected by Landlord and Tenant or settlement between the parties during the course of arbitration, the issue shall be resolved by the three arbitrators within fifteen (15) days of the appointment of the third arbitrator in accordance with the following procedure. The arbitrator selected by each of the parties shall state in writing his determination of the Fair Market Rent supported by the reasons therefor with counterpart copies to each party. The arbitrators shall arrange for a simultaneous exchange of such proposed resolutions. The role of the third arbitrator shall be to select which of the two (2) proposed resolutions most closely approximates his determination of Fair Market Rent. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two (2) proposed resolutions. The resolution he chooses as most closely approximating his determination shall constitute the decision of the arbitrators and be final and binding upon the parties.

(d) In the event of a failure, refusal or inability of any arbitrator to act, his successor shall be appointed by him, but in the case of the third arbitrator, his successor shall be appointed in the same manner as provided for appointment of the third arbitrator. The arbitrators shall decide the issue within fifteen (15) days after the appointment of the third arbitrator. Any decision in which the arbitrator appointed by Landlord and the arbitrator appointed by Tenant concur shall be binding and conclusive upon the parties. Each party shall pay the fee and expenses of its respective arbitrator and both shall share the fee and expenses of the third arbitrator, if any, and the attorneys’ fees and expenses of counsel for the respective parties and of witnesses shall be paid by the respective party engaging such counsel or calling such witnesses.

(e) The arbitrators shall have the right to consult experts and competent authorities to obtain factual information or evidence pertaining to a determination of Fair Market Rent, but any such consultation shall be made in the presence of both parties with full right on their part to cross-examine. The arbitrators shall render their decision and award in writing with counterpart copies to each party. The arbitrators shall have no power to modify the provisions of this Lease.

EXHIBIT “F”

BACKLOT BURBANK RULES AND REGULATIONS

1. Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys to all doors which have been furnished to Tenant.

2. If Tenant requires telephone, data, fiber, burglar alarm or similar service, purchasing, installing and maintaining such service shall be borne solely by Tenant. Additionally, Tenant shall reimburse Landlord for all costs, fees and expenses incurred by Landlord in connection with analyzing such service or the plans therefor, including without limitation, costs and fees for Landlord’s consultant. No boring or cutting for wires will be allowed without the prior written consent of Landlord, which may be given or withheld in Landlord’s sole and absolute discretion. The location of burglar alarms, telephones, call boxes or other office equipment affixed to the Building shall be subject to the prior written approval of Landlord, which may be given or withheld in Landlord’s sole and absolute discretion.

3. Tenant shall not place a load upon any floor of its Premises, including mezzanine area, if any, which exceeds the load per square foot that such floor was designed to carry and that is allowed by law. Any damage done to the Building, its floor, or any other part of the Project by maintaining or moving such equipment or other property shall be repaired at the sole expense of Tenant.

4. Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent which consent shall be in Landlord’s sole and absolute discretion.

5. No cooking shall be done or permitted on or within the Premises, except with Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

6. Tenant shall not use any hand trucks or forklifts except those equipped with the rubber tires and side guards, and may use such other material-handling equipment as Landlord may reasonably approve. Tenant shall not bring any other vehicles of any kind into the Building at any time. Forklifts which operate inside the building shall only use tires that do not damage the building’s slab or the outside asphalt.

7. All trash and refuse shall be contained in suitable trash bins at locations designated by Landlord. Tenant shall not place in the trash bins any personal trash or material that cannot be disposed of in the ordinary and customary manner of removing such trash without violation of any law or ordinance governing such disposal. No trash or refuse shall be placed outside the trash bins or trash enclosures. Landlord reserves the right to haul trash placed outside of designated trash bins, at Tenant’s sole cost and expense. Tenant assumes all responsibility for securing and protecting its Premises and its contents including keeping doors locked and other means of entry to the Premises closed when appropriate.

8. Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed on any portion of the Premises or the Project.

9. Any toilet rooms, toilets, urinals, wash bowls and other sinks shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown into them. The expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

10. Tenant shall not permit smoking, vaping or similar activities in the Premises or the project, except in any areas specifically designated by Landlord as smoking areas.

11. Canvassing, soliciting, distribution of advertisements or any other written material in the Building or the Project is prohibited and each tenant shall cooperate to prevent the same.

12. Any equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenants in the Building shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration.

13. Driveways, sidewalks, passages, exits, entrances and stairways (collectively, “Access Areas”) shall not be obstructed by tenants or used by tenants for any purpose other than for ingress to and egress from their respective premises. Access Areas are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building or its tenants.

14. Landlord reserves the right to designate the use of parking areas and spaces. Tenant shall not park in unauthorized parking areas. Tenant and Tenant’s guests shall park between designated parking lines only and shall not park motor vehicles in those areas designated by Landlord for loading and unloading. Vehicles in violation of the above shall be subject to being towed at the vehicle owner’s expense. Vehicles parked overnight without prior written consent of the Landlord shall be deemed abandoned and shall be subject to being towed at vehicle owner’s expense. Tenant will from time to time, upon the request of Landlord, supply Landlord with a list of license plate numbers of vehicles owned or operated by its employees or agents.

15. No trucks, tractors or similar vehicles can be parked anywhere other than in Tenant’s own truck dock area. Tractor-trailers which must be unhooked or parked with dolly wheels beyond the concrete loading areas must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers will be permitted in the parking areas or on streets adjacent thereto.

16. During periods of loading and unloading, Tenant shall not unreasonably interfere with traffic flow and loading and unloading areas of other tenants. All products, materials or goods must be stored within the Tenant’s Premises and not in any exterior areas, including, but not limited to, exterior dock platforms, against the exterior of the Building, parking areas and driveway areas. Tenant agrees to keep the exterior of the Premises clean and free of nails, wood, pallets, packing materials, barrels and any other debris produced from their operation.

17. Tenant shall comply with all crime prevention programs, hazardous materials disclosure and control programs, and water conservation programs in which Landlord is required to participate pursuant to applicable laws.

18. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building or the Project without the prior written consent of Landlord, which may be given or withheld in Landlord’s sole and absolute discretion. Landlord shall have the right to remove at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule. All approved signs or lettering on doors and walls shall comply with all then-applicable governmental requirements and shall be printed, painted, affixed or inscribed at the expense of Tenant by a person or company designated by Landlord and part of the Sign Criteria. Tenant shall not place anything against or near glass partitions or doors or windows, other than the Building standard window covering, which is visible from outside the Premises.

19. Tenant shall not use or keep in the Premises any firearms, explosives, kerosene, gasoline or inflammable or combustible fluid or material other than those limited quantities necessary for the operation or maintenance of office equipment, refrigerators, microwaves, vending machines and the like.

20. Tenant shall not use or permit to be used in the Premises any foul or noxious gas or substance, or permit or allow the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odor or vibrations.

21. Tenant shall not engage in or permit any activities in or about the Premises related to the use, possession, cultivation, manufacturing, distribution, sale, processing and/or handling of marijuana and/or marijuana- related products.

These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any tenant or tenants, and any such waiver by Landlord shall not be construed as a waiver of such Rules and Regulations for any or all tenants.

Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for safety and security, for care and cleanliness of the Building and the Project and for the preservation of good order in and about the Building and the Project. Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

EXHIBIT “G”

APPROVED SIGNAGE

Signage to be placed above main entry door to the Premises:

Signage to be placed in the lawn area outside the Premises, with the exact location to be approved by Landlord in its reasonable discretion:

EXHIBIT “G”